UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Invesco Ltd.

(Name of Registrant as Specified in Its Charter)

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Invesco Ltd.

Two Peachtree Pointe

1555 Peachtree Street N.E.

Atlanta, Georgia 30309

March 30, 2012

Dear Fellow Shareholder,

You are cordially invited to attend the 2012 Annual General Meeting of Shareholders of Invesco Ltd., which will be held on Thursday, May 17, 2012 at 1:00 p.m., Eastern Time, in the Appalachians Room, 18th Floor, at Invesco’s Global Headquarters, located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual General Meeting and Proxy Statement.

We are pleased to once again this year furnish proxy materials to our shareholders over the Internet. The e-proxy process expedites shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual General Meeting. On March 30, 2012, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”). The Notice contained instructions on how to access our 2012 Proxy Statement, Annual Report on Form 10-K and other soliciting materials and how to vote. The Notice also contains instructions on how you can request a paper copy of the Proxy Statement and Annual Report if you so desire.

We hope you are planning to attend the meeting. Your vote is important and we encourage you to vote promptly. Whether or not you are able to attend the meeting in person, please follow the instructions contained in the Notice on how to vote via the Internet or via the toll-free telephone number, or request a paper proxy card to complete, sign and return by mail so that your shares may be voted.

On behalf of the Board of Directors and the management of Invesco, I extend our appreciation for your continued support.

Yours sincerely,

Rex D. Adams

Chairman

NOTICE OF 2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held May 17, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual General Meeting of Shareholders of Invesco Ltd. will be held on Thursday, May 17, 2012, at 1:00 p.m., Eastern Time, in the Appalachians Room, 18th Floor, at Invesco’s Global Headquarters, located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309, for the following purposes:

1.	To elect four (4) directors to the Board of Directors to hold office until the annual general meeting of shareholders in 2015;

2.	To hold an advisory vote on executive compensation;

3.	To approve the 2012 Invesco Ltd. Employee Stock Purchase Plan;

4.	To appoint Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

5.	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

During the Annual General Meeting, management also will present Invesco’s audited consolidated financial statements for the fiscal year ended December 31, 2011.

Only holders of record of Invesco common shares on March 19, 2012 are entitled to notice of and to attend and vote at the Annual General Meeting and any adjournment or postponement thereof. Whether or not you are able to attend in person, please vote via the Internet or the toll-free telephone number, or request a paper proxy card to complete, sign and return by mail so that your shares may be voted. Invesco shareholders of record who attend the meeting may vote their common shares in person, even though they have sent in proxies.

By Order of the Board of Directors,

Kevin M. Carome, Company Secretary

March 30, 2012

ADMISSION TO THE 2012 ANNUAL GENERAL MEETING

An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual General Meeting. Only shareholders who own Invesco common shares as of the close of business on March 19, 2012 and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

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If your Invesco shares are registered in your name and you received or accessed your proxy materials electronically over the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the check-in area at the Annual General Meeting.

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If your Invesco shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual General Meeting if you bring a recent bank or brokerage statement showing that you owned Invesco common shares on March 19, 2012.

No cameras, recording devices or large packages will be permitted in the meeting room.

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PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invesco Ltd. (“Board” or “Board of Directors”) for the Annual General Meeting to be held on Thursday, May 17, 2012, at 1:00 p.m. Eastern Time. In this Proxy Statement, we may refer to Invesco Ltd. as the “company,” “Invesco,” “we,” “us” or “our.”

QUESTIONS AND ANSWERS ABOUT VOTING YOUR COMMON SHARES

Why did I receive this Proxy Statement?	You have received these proxy materials because Invesco’s Board of Directors is soliciting your proxy to vote your shares at the Annual General Meeting on May 17, 2012. This proxy statement includes information that is designed to assist you in voting your shares and information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”).

What is a proxy?	A “proxy” is a written authorization from you to another person that allows such person (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the following persons to vote your shares at the Annual General Meeting: Rex D. Adams, Chairman of the Board of Directors; Martin L. Flanagan, President and Chief Executive Officer; Loren M. Starr, Senior Managing Director and Chief Financial Officer; Colin D. Meadows, Senior Managing Director and Chief Administrative Officer and Kevin M. Carome, Senior Managing Director and General Counsel.

Why did I not receive my proxy materials in the mail?	As permitted by rules of the SEC, Invesco is making this Proxy Statement and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (“Annual Report”) available to its shareholders electronically via the Internet. The “e-proxy” process expedites shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual General Meeting.

On March 30, 2012, we mailed to shareholders of record as of the close of business on March 19, 2012 (“Record Date”) a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement, our Annual Report and other soliciting materials via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice for requesting such materials.

If you are delivering proxy materials via the Internet, why did I receive my proxy materials in the mail?	Certain regulations that apply to the Invesco 401(k) Plan and the Invesco Money Purchase Plan require us to send copies of the proxy materials to persons who have interests in Invesco common shares through participation in those plans. These individuals are not eligible to vote directly at the Annual General Meeting. They may, however, instruct the trustees or plan administrators of these plans how to vote the common shares represented by their interests.

Who is entitled to vote?	Each holder of record of Invesco common shares on the Record Date for the Annual General Meeting is entitled to attend and vote at the Annual General Meeting.

What is the difference between holding shares as a shareholder “of record” and as a “beneficial owner”?

• Shareholders of Record.    You are a shareholder of record if at the close of business on the Record Date your shares were registered directly in your name with Computershare, our transfer agent.

• Beneficial Owner.    You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?” for additional information.

• Invesco has requested banks, brokerage firms and other nominees who hold Invesco common shares on behalf of beneficial owners of the common shares as of the close of business on the Record Date to forward the Notice to those beneficial owners. Invesco has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

How many votes do I have?	Every holder of a common share on the Record Date will be entitled to one vote per share for each Director to be elected at the Annual General Meeting and to one vote per share on each other matter presented at the Annual General Meeting. A poll will be taken on each proposal voted upon at the Annual General Meeting. On the Record Date there were 448,105,427 common shares outstanding and entitled to vote at the Annual General Meeting.

What proposals are being presented at the Annual General Meeting?	Invesco intends to present proposals numbered one through four for shareholder consideration and voting at the Annual General Meeting. These proposals are for:
1. Election of four (4) members of the Board of Directors;

2. Advisory vote to approve executive compensation;

3. Approval of the Invesco Ltd. 2012 Employee Stock Purchase Plan; and

4. Appointment of Ernst & Young LLP as the company’s independent registered public accounting firm.

Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual General Meeting, Invesco does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matter in their discretion.

How does the Board of Directors recommend that I vote?	The Board of Directors recommends that you vote:
• FOR the election of the four (4) directors nominated by our Board and named in this proxy statement;

• FOR the approval, on an advisory basis, of the compensation of our named executive officers;

• FOR approval of the Invesco Ltd. 2012 Employee Stock Purchase Plan; and

• FOR appointment of Ernst & Young LLP as the company’s independent registered public accounting firm.

How do I attend the Annual General Meeting?	All shareholders are invited to attend the Annual General Meeting. An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual General Meeting. Only shareholders who own Invesco common shares as of the close of business on the Record Date and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership. Registration will begin at 12:00 p.m. Eastern Time and the Annual General Meeting will begin at 1:00 p.m. Eastern Time.

• If your Invesco shares are registered in your name and you received or accessed your proxy materials electronically via the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the check-in area at the Annual General Meeting.

• If you received your proxy materials by mail and voted by completing your proxy card and checked the box indicating that you plan to attend the meeting, an admission ticket will be held for you at the check-in area at the Annual General Meeting.

• If your Invesco shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual General Meeting if you bring a recent bank or brokerage statement showing that you owned Invesco common shares on March 19, 2012. You should report to the check-in area for admission to the Annual General Meeting.

How do I vote and what are the voting deadlines?	You may vote your shares in person at the Annual General Meeting or by proxy. There are three ways to vote by proxy:

•   Via the Internet: You can submit a proxy via the Internet until 11:59 p.m. Eastern Time on May 16, 2012, by accessing the web site at http://www.proxyvoting.com/ivz and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded.

• By Telephone: You can submit a proxy by telephone until 11:59 p.m. Eastern Time on May 16, 2012, by calling toll-free 1-866-540-5760 (from the U.S. and Canada) and following the instructions.

•   By Mail: If you have received your proxy materials by mail, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in an account with a bank or broker (i.e. in “street name”), you can vote by following the instructions on the voting instruction card provided to you by your bank or broker. Proxy cards returned by mail must be received no later than the close of business on May 16, 2012.

Even if you plan to be present at the Annual General Meeting, we encourage you to vote your common shares by proxy using one of the methods described above. Invesco shareholders of record who attend the meeting may vote their common shares in person, even though they have sent in proxies.

What if my common shares are held in an Invesco retirement plan?	For participants in the Invesco 401(k) Plan and the Invesco Money Purchase Plan (collectively, the “Retirement Plans”), your shares will be voted as you instruct the trustees or plan administrators of the Retirement Plans. There are three ways to vote: via the Internet, by telephone or by returning your voting instruction card. Please follow the instructions included on your voting instruction card on how to vote using one of the three methods. Your vote will serve as voting instructions to the trustees or plan administrators of the Retirement Plans for shares allocated to your account, as well as a proportionate share of any unallocated shares and unvoted shares. If you do not vote shares allocated to your account held in the Retirement Plans, the trustee or plan administrator will vote your shares in the same proportion as the shares for which instructions were received from all other holders of common shares in the Retirement Plan. You cannot vote your Retirement Plan shares in person at the meeting. To allow sufficient time for voting by the trustees and plan administrators of the Retirement Plans, the trustees and plan administrators must receive your vote by no later than 5:00 p.m. Eastern Time on May 14, 2012.

What if I hold restricted shares?	For participants in the Invesco Global Stock Plan, the 2008 Global Equity Incentive Plan, 2010 Global Equity Incentive Plan (ST) and 2011 Global Equity Incentive Plan who hold Restricted Share Awards through Fidelity, the company’s stock plan administrator, your restricted shares will be voted as you instruct the custodian for such shares, Invesco Ltd. (the “Custodian”). There are three ways to vote: via the Internet, by telephone or by returning your voting instruction card. Please follow the instructions included on your voting instruction card on how to vote using one of the three methods. Your vote will serve as voting instructions to the Custodian for your restricted shares. If you do not provide instructions regarding your restricted shares, the Custodian will not vote them. You cannot vote your restricted shares in person at the meeting. To allow sufficient time for voting by the Custodian, the Custodian must receive your vote by no later than 11:59 p.m. Eastern Time on May 11, 2012.

May I change or revoke my vote?	Yes. You may change your vote in one of several ways at any time before it is exercised:

• Grant a subsequent proxy via the Internet or telephone;

• Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy;

• Notify our Secretary in writing before the Annual General Meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card; or

• If you are a shareholder of record, or a beneficial owner with a proxy from the shareholder of record, vote in person at the Annual General Meeting.

What will happen if I do not vote my shares?

• Shareholders of Record. If you are the shareholder of record of your shares and you do not vote in person at the Annual General Meeting, or by proxy via the Internet, by telephone, or by mail, your shares will not be voted at the Annual General Meeting.

• Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the New York Stock Exchange (“NYSE”), your broker or nominee has discretion to vote your shares on routine matters, such as Proposal 4, but does not have discretion to vote your shares on non-routine matters, such as Proposals 1, 2 and 3. Therefore, if you do not instruct your broker as to how to vote your shares on Proposals 1, 2 or 3, this would be a “broker non-vote,” and your shares would not be counted as having been voted on the applicable proposal. We therefore strongly encourage you to instruct your broker or nominee on how you wish to vote your shares.

What is the effect of a broker non-vote or abstention?	Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual General Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. Pursuant to Bermuda law, broker non-votes and abstentions are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.

What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?

•   Shareholders of Record. If you are a shareholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals 1, 2, 3 and 4.

•   Beneficial Owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, brokers and other nominees have the discretion to vote on routine matters, such as Proposal 4, but do not have discretion to vote on non-routine matters, such as Proposals 1, 2 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 4 and any other routine matters properly presented for a vote at the Annual General Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?	It means you own Invesco common shares in more than one account, such as individually and jointly with your spouse. Please vote all of your common shares. Beneficial owners sharing an address who are receiving multiple copies of the Notice or the proxy materials may contact their broker, bank or other nominee to request that only a single copy of such document(s) be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, your broker, bank or other nominee may deliver only one copy of the Notice or the proxy materials to multiple shareholders who share an address unless that broker, bank or other nominee has received contrary instructions from one or more of the beneficial owners. Invesco will deliver promptly, upon request, a separate copy of the Notice or other proxy materials to a shareholder at a shared address to which a single copy of such document(s) was delivered. Shareholders who wish to receive a separate written copy of such documents, now or in the future, should submit their request to our Secretary via e-mail to: company.secretary@invesco.com or by writing Invesco Ltd., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309.

What is a quorum?	A quorum is necessary to hold a valid meeting. The presence, in person, of two or more persons representing, in person or by proxy, more than fifty percent (50%) of the issued and outstanding common shares entitled to vote at the meeting as of the Record Date constitutes a quorum for the conduct of business.

What vote is required in order to approve each proposal?	For each proposal, the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting is required. Under our Bye-Laws, a majority of the votes cast means the number of shares voted “for” a proposal must exceed 50% of the votes cast with respect to such proposal. Votes “cast” include only votes cast with respect to shares present in person or represented by proxy and excludes abstentions.

How will voting on any other business be conducted?	Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the persons named as proxies will vote on the matter in their discretion.

What happens if the Annual General Meeting is adjourned or postponed?	Your proxy will still be effective and will be voted at the rescheduled Annual General Meeting. You will still be able to change or revoke your proxy until it is voted.

Who will count the votes?	A representative of Computershare, our transfer agent, will act as the inspector of election and will tabulate the votes.

How can I find the results of the Annual General Meeting?	Preliminary results will be announced at the Annual General Meeting. Final results will be published in a Current Report on Form 8-K that we will file with the SEC within four (4) business days after the Annual General Meeting.

Who is paying for the costs of this proxy solicitation?	We will bear the expense of soliciting proxies. We have retained MacKenzie Partners, Inc. to solicit proxies for a fee of approximately $20,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Invesco personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and our Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

Our Board of Directors currently has eleven directors. The Board of Directors is divided into three classes. The Class I directors are serving a term of office expiring at the annual general meeting of shareholders in 2014, the Class II directors are serving a term of office expiring at the annual general meeting of shareholders in 2012, and the Class III directors are serving a term of office expiring at the annual general meeting of shareholders in 2013. At each annual general meeting of shareholders, successors to the class of directors whose term expires at such annual general meeting will be elected for a three-year term. A director holds office until the annual general meeting of shareholders for the year in which his or her term expires, and until such director’s successor has been duly elected and qualified or until such director is removed from office under our Bye-Laws or such director’s office is otherwise earlier vacated.

The Board has nominated Martin L. Flanagan, C. Robert Henrikson, Ben F. Johnson, III and J. Thomas Presby for election as directors of the company for a term ending at the 2015 annual general meeting. Messrs. Flanagan, Henrikson, Johnson, and Presby are current directors of the company. Each nominee has indicated to the company that he would serve if elected. We do not anticipate that Messrs. Flanagan, Henrikson, Johnson or Presby would be unable to stand for election, but if that were to happen, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

Under our Bye-Laws, at any general meeting held for the purpose of electing directors at which a quorum is present, each director nominee receiving a majority of the votes cast at the meeting will be elected as a director. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, the director is required under our Bye-Laws to submit his or her resignation as a director. Our Nomination and Corporate Governance Committee would then make a recommendation to the full Board on whether to accept or reject the resignation. If the resignation is not accepted by the Board, the director will continue to serve until the next annual general meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If the director’s resignation is accepted by the Board, then the Board may fill the vacancy. However, if the number of nominees exceeds the number of positions available for the election of directors, the directors so elected shall be those nominees who have received the greatest number of votes and at least a majority of the votes cast in person or by proxy.

For a director to be considered independent, the Board must affirmatively determine that the director does not have any material relationship with the company either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. Such determinations are made and disclosed pursuant to applicable NYSE or other rules. A material relationship can include, but is not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. In accordance with the rules of the NYSE, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following directors are independent and do not have a material relationship with the company: Rex D. Adams, Sir John Banham, Joseph R. Canion, C. Robert Henrikson, Ben F. Johnson, III, Denis Kessler, Edward P. Lawrence, J. Thomas Presby and Phoebe A. Wood.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE DIRECTOR NOMINEES. The voting requirements for this proposal are described above and in the “Questions and Answers About Voting Your Common Shares” section.

INFORMATION ABOUT DIRECTOR NOMINEES AND DIRECTORS CONTINUING IN OFFICE

Listed below are the names, ages as of March 30, 2012, and principal occupations for the past five years of the director nominees and directors continuing in office.

Nominees for re-election to the Board of Directors for a three year term expiring in 2015

Martin L. Flanagan, CFA, CPA (51) President and Chief Executive Officer of Invesco Ltd.

Martin L. Flanagan has been a director and president and chief executive officer of Invesco since August 2005. He is also a trustee and vice-chairman of the Invesco Family of Funds. Mr. Flanagan joined Invesco from Franklin Resources, Inc., where he was president and co-chief executive officer from January 2004 to July 2005. Previously he had been Franklin’s co-president from May 2003 to January 2004, chief operating officer and chief financial officer from November 1999 to May 2003, and senior vice president and chief financial officer from 1993 until November 1999. Mr. Flanagan served as director, executive vice president and chief operating officer of Templeton, Galbraith & Hansberger, Ltd. before its acquisition by Franklin in 1992. Before joining Templeton in 1983, he worked with Arthur Andersen & Co. Mr. Flanagan received a B.A. and BBA from Southern Methodist University (SMU). He is a CFA charterholder and a certified public accountant. He serves on the Board of Governors and as a member of the Executive Committee for the Investment Company Institute, and is a former chairman. He also serves as a member of the executive board at the SMU Cox School of Business and a member of various civic organizations in Atlanta.

C. Robert Henrikson (64) Non-Executive Director

Mr. Henrikson has served as a non-executive director of our company since January 2012. Mr. Henrikson was president and chief executive officer of MetLife, Inc. and Metropolitan Life Insurance Company from March 2006 through May 2011, and he served as a director of MetLife, Inc. from April 2005, and as chairman from April 2006, through December 31, 2011. During his more than 39-year career with MetLife, Inc., Mr. Henrikson held a number of senior positions in that company’s individual, group and pension businesses. In July 2010, Mr. Henrikson was appointed by President Barack Obama to the President’s Export Council, the principal national advisory committee on international trade. Mr. Henrikson is a former chairman of the American Council of Life Insurers, a former chairman of the Financial Services Forum, a director emeritus of the American Benefits Council, chairman of the board of the Wharton School’s S.S. Huebner Foundation for Insurance Education, and a trustee of the American Museum of Natural History. He also serves on the Board of Trustees of Emory University and the boards of directors of The New York Philharmonic, The New York Botanical Garden, and the Partnership for New York City. Mr. Henrikson received a bachelor’s degree from the University of Pennsylvania and a law degree from Emory University School of Law. In addition, he is a graduate of the Wharton School’s Advanced Management Program.

Ben F. Johnson, III (68) Non-Executive Director

Ben Johnson has served as a non-executive director of our company since January 2009. Mr. Johnson served as the managing partner at Alston & Bird LLP from 1997 to 2008. He was named a partner at Alston & Bird in 1976, having joined the firm in 1971. He received his B.A. degree from Emory University and his J.D. degree from Harvard Law School. He serves as Chair of the Board of Trustees of Emory University and Atlanta’s Woodward Academy and immediate past chair and board member of the Atlanta Symphony Orchestra. Mr. Johnson also serves as a Trustee of The Carter Center and the Charles Loridans Foundation. He is chair and a non-executive director of Summit Industries, Inc., a privately-held company.

J. Thomas Presby, CPA (72) Non-Executive Director

Thomas Presby has served as a non-executive director of our company since November 2005 and as chairman of the Audit Committee since April 2006. Over a period of thirty years as a partner in Deloitte, he held many positions in the United States and abroad, including Global Deputy Chairman and Chief Operating Officer. Currently he is a director of the following other public companies where he also chairs the audit committees: First Solar, Inc., Tiffany & Co., World Fuel Services Corp. and ExamWorks Group Inc. From 2003 to 2009, Mr. Presby was a director of Turbochef Technologies, Inc., where he chaired the audit committee, and from 2005 to 2011 he was a director of American Eagle Outfitters, Inc., where he also served as audit committee chairman. He is a board member of the New York chapter of the National Association of Corporate Directors. He previously served as a trustee of Rutgers University and as a director and chairman of the audit committee of The German Marshall Fund of the USA. He received a B.S. in electrical engineering from Rutgers University and an MBA degree from the Carnegie Mellon University Graduate School of Business. Mr. Presby is a certified public accountant in New York and Ohio and a holder of the NACD Certificate of Director Education.

Directors Continuing in Office — Terms Expiring in 2013

Joseph R. Canion (67) Non-Executive Director

Joseph Canion has served as a non-executive director of our company since 1997 and was a director of a predecessor constituent company (AIM Investments) from 1993 to 1997, when Invesco acquired that entity. Mr. Canion has been a leading figure in the technology industry after co-founding Compaq Computer Corporation in 1982 and serving as its chief executive officer from 1982 to 1991. He also founded Insource Technology Group in 1992 and served as its chairman until September 2006. Mr. Canion received a B.S. and M.S. in electrical engineering from the University of Houston. He is on the board of directors of ChaCha Search, Inc. and is an advisory director of Encore Health Resources and Dynamics, Inc. From 2008 to 2011 he was a member of the board of Auditude.

Edward P. Lawrence (70) Non-Executive Director

Edward Lawrence has served as a non-executive director of our company since October 2004. He was a partner of Ropes & Gray, a Boston law firm, from 1976 to December 2007. He currently is a retired partner of Ropes & Gray and a member of the investment committee of the firm’s trust department. Mr. Lawrence is a graduate of Harvard College and earned a J.D. from Columbia University Law School. He is vice chairman of Partners Health Care System, Inc. From 1995 to 2011 he was a trustee (and chairman from 1999 to 2008) of the Board of the Massachusetts General Hospital and was a trustee of McLean Hospital in Belmont, Massachusetts from 2000 to 2011.

James I. Robertson (54) Senior Managing Director and Head of UK and Continental Europe; Director

James Robertson has served as a member of the Board of Directors of our company since April 2004. He is currently Invesco’s head of UK and Continental Europe. He was head of Operations and Technology from October 2005 to September 2008. He was chief financial officer from April 2004 to October 2005. Mr. Robertson joined our company as director of finance and corporate development for Invesco Global in 1993 and repeated this role for the Pacific division in 1995. Mr. Robertson became managing director of global strategic planning in 1996 and served as chief executive officer of AMVESCAP Group Services, Inc. from 2001 to 2005. He holds an M.A. from Cambridge University and is a Chartered Accountant.

Phoebe A. Wood (58) Non-Executive Director

Ms. Wood has served as a non-executive director of our company since January 2010. She is currently a principal at CompaniesWood and served as Vice Chairman, Chief Financial Officer and in other capacities at Brown-Forman Corporation from 2001 until her retirement in 2008. Prior to Brown-Forman, Ms. Wood was Vice President, Chief Financial Officer and a Director of Propel Corporation (a subsidiary of Motorola) from 2000 to 2001. Previously, Ms. Wood served in various capacities during her tenure at Atlantic Richfield

Company (ARCO) from 1976 to 2000. Ms. Wood currently serves on the Boards of Directors of Leggett & Platt, Incorporated (audit and compensation committees), Coca-Cola Enterprises Inc. (audit and affiliated transaction committees), as well as on the boards of trustees for the University of Louisville, the Gheens Foundation and the American Printing House for the Blind. From 2001 to 2011 Ms. Wood was a member of the board of trustees for Smith College. Ms. Wood received her A.B. degree from Smith College and her M.B.A. from University of California Los Angeles.

Directors Continuing in Office — Terms Expiring in 2014

Rex D. Adams (71) Chairman and Non-Executive Director

Rex Adams became chairman of the company on April 27, 2006. He has served as a non-executive director of our company since November 2001 and as chairman of the Nomination and Corporate Governance Committee since January 2007. Mr. Adams was dean of the Fuqua School of Business at Duke University from 1996 to 2001 following a 30-year career with Mobil Corporation. He joined Mobil International in London in 1965 and served as vice president of administration for Mobil Corporation from 1988 to 1996. Mr. Adams was previously a director and member of the audit committee at Vintage Petroleum. Mr. Adams received a B.A. from Duke University. He was selected as a Rhodes Scholar in 1962 and studied at Merton College, Oxford University. Mr. Adams serves on the Board of Directors of Alleghany Corporation and formerly served as chairman of the Public Broadcasting Service (PBS) and a trustee of Duke University.

Sir John Banham (71) Non-Executive Director

Sir John Banham has served as a non-executive director of our company since 1999 and as chairman of the Compensation Committee since January 2007. Sir John was director general of the Confederation of British Industry from 1987 to 1992, a director of National Power and National Westminster Bank from 1992 to 1998, chairman of Tarmac PLC from 1994 to 2000, chairman of Kingfisher PLC from 1995 to 2001, chairman of Whitbread PLC from 2000 to 2005, chairman of Geest plc from 2002 to 2005 and chairman of Spacelabs Healthcare Inc. from 2005 to 2008. He was the chairman of Johnson Matthey plc from 2006 to 2011. Sir John is a graduate of Cambridge University and has been awarded honorary doctorates by four leading U.K. universities.

Denis Kessler (60) Non-Executive Director

Denis Kessler has served as a non-executive director of our company since March 2002. A noted economist, Mr. Kessler is chairman and chief executive officer of SCOR SE. He is chairman of the Boards of Directors of SCOR GLOBAL LIFE SE and SCOR GLOBAL P&C SE, chairman of the Supervisory Board of SCOR GLOBAL INVESTMENTS SE and serves as a member of the Boards of Directors of BNP Paribas SA, Bollore, Dassault Aviation and Fonds Strategique d’Investissement. He is member of the Supervisory Board of Yam Invest N.V. Mr. Kessler received a diplôme from the Paris Business School (HEC) and Doctorat d’Etat in economics from the University of Paris.

Director and Nominee Qualifications to Serve on our Board

As described in greater detail below, the Board believes that there are certain minimum qualifications that each director nominee must satisfy in order to be suitable for a position as a director. (See below under the caption “THE NOMINATION AND CORPORATE GOVERNANCE COMMITTEE.”) The Board believes that, consistent with these requirements, each member of our Board displays a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the company and its shareholders and a dedication to enhancing shareholder value. The Board does not consider individual directors to be responsible for particular areas of the Board’s focus or specific categories of issues that may come before it. Rather, the Board seeks to assemble a group of directors that, as a whole, represents a mix of experiences and skills that allows appropriate deliberation on all issues that the Board might be likely to consider. Set forth below is a brief description of the particular experience or skills of each director that led the Board to conclude that such person should serve as a director in light of our business and structure.

Rex D. Adams — Mr. Adams has broad international experience in senior management of one of the world’s largest public companies, as well as substantial insight on a variety of business management issues from an academic perspective. His nearly decade of service on our Board has given him a deep understanding of the variety of issues encountered by investment management companies throughout the business cycle.

Sir John Banham — Sir John brings to the Board a very broad appreciation for international business issues garnered over an extraordinary career in a variety of industries, including financial services. Until July 2011 he was chairman of a successful global manufacturing company, one of the most admired public companies in the United Kingdom. As past director general of the Confederation of British Industry, he represented the views of British business to relevant governments and regulators. Sir John’s experience across a substantial spectrum of industries and companies within the United Kingdom gives him unique insight into the needs of our business in one of Invesco’s most significant and successful markets.

Denis Kessler — Mr. Kessler’s experience as an economist and chief executive of a major global reinsurance company have combined to give him valuable insight into both the investment management industry’s macro-economic positioning over the long term as well as our company’s particular challenges within that industry. Further, his experience as a director of a variety of international public companies in several industries has enabled him to provide effective counsel to our board on many issues of concern to our management.

Martin L. Flanagan — Mr. Flanagan has spent over 26 years in the investment management industry, including roles as an investment professional and a series of executive management positions in business integration, strategic planning, investment operations, shareholder services and finance, with over six years spent as a CEO. Mr. Flanagan also obtained extensive financial accounting experience with a major international accounting firm. He also is a Chartered Financial Analyst. Through his decades of involvement, including as past chairman of our industry’s principal trade association, the Investment Company Institute, he has amassed a broad understanding of the larger context of investment management that has guided the Board during many critical junctures.

C. Robert Henrikson — Mr. Henrikson’s nearly 40 years of experience in the financial services industry, which includes diverse positions of increasing responsibility leading to his role as chief executive officer of MetLife, Inc., have provided him with an in-depth understanding of our industry.

Ben F. Johnson, III — Mr. Johnson brings to the Board more than a decade of experience leading one of the largest law firms in Atlanta, Georgia, where Invesco was founded and grew to prominence. His career as one of the region’s leading business litigators has given Mr. Johnson deep experience of the types of business and legal issues that are regularly faced by large public companies such as Invesco.

J. Thomas Presby — Mr. Presby has amassed considerable experience at the highest levels of finance and accounting, having served for three decades as a partner, as well as in positions of senior management (including chief operating officer), at one of the world’s largest accounting firms. In keeping with his experience, Mr. Presby has been sought by leading companies in a variety of industries to chair the audit committee, a role which he also fulfills for Invesco, where he is additionally recognized by the Board as one of our audit committee financial experts as defined under SEC rules.

Joseph R. Canion — Mr. Canion has extensive service as a board member within the investment management industry, having also served as a director of AIM Investments, a leading U.S. mutual fund manager,

from 1991 through 1997 when Invesco acquired AIM. Mr. Canion additionally has notable experience as an entrepreneur, having co-founded a business that grew into a major international technology company. We believe that his experience guiding a company throughout the entirety of its business lifecycle has given him a wide-ranging understanding of the types of issues faced by private and public companies.

Edward P. Lawrence — Mr. Lawrence has over thirty years’ experience as a corporate and business lawyer in a major Boston law firm, which has given him a very substantial understanding of the business issues facing large financial services companies such as Invesco. In particular, Mr. Lawrence specialized in issues arising under the Investment Company Act of 1940 and the Investment Advisers Act of 1940 which provide the Federal legal framework for the company’s U.S. investment fund business. This background gives Mr. Lawrence an understanding of the potential legal ramifications of Board decisions which is particularly valuable to the Board’s functioning on many of the decisions it is called upon to take. As a member of his law firm’s trust investment practice and as member of investment committees of numerous entities, he also has had frequent interaction with investment advisers located throughout the country, giving him an opportunity to view a wide range of investment styles and practices.

James I. Robertson — Mr. Robertson has deep experience of the global fund management industry, having been the head of Invesco corporate development (including strategy and mergers and acquisitions) for Europe and Asia Pacific and then for the company worldwide. He also has a considerable understanding of the operational and finance aspects of our business, having served as head of the finance and operations functions for our European and Asia Pacific businesses before becoming chief financial officer and head of operations for our company. Due to his varied roles within Invesco’s management over the past 19 years, Mr. Robertson has an extensive understanding of many different facets of our organization, which give his participation in our Board’s deliberations significant weight.

Phoebe A. Wood — Ms. Wood has extensive experience as both a director and a member of senior financial management of public companies in a variety of industries. Her significant accounting, financial, and business expertise have made her a particularly valuable addition to our directors’ mix of skills, and she has been designated as one of our audit committee’s financial experts, as defined under SEC rules.

INFORMATION ABOUT THE EXECUTIVE OFFICERS OF THE COMPANY

In addition to Messrs. Flanagan and Robertson, whose information is set forth above, the following is a list of individuals serving as executive officers of the company as of the date of this Proxy Statement. All company executive officers are elected annually by the Board and serve at the discretion of the Board or Chief Executive Officer.

G. Mark Armour (58) Senior Managing Director and Head of Invesco Institutional

Mark Armour has served as senior managing director and head of Invesco Institutional since January 2007. Previously, Mr. Armour served as head of sales and service for Invesco’s institutional operations. He was chief executive officer of Invesco Australia from September 2002 to July 2006. Prior to joining Invesco, Mr. Armour held significant leadership roles in the funds management business in both Australia and Hong Kong. He previously served as chief investment officer for ANZ Investments and spent almost 20 years with the National Mutual/AXA Australia Group, where he was chief executive, Funds Management, from 1998 to 2000. Mr. Armour received a bachelor of economics from La Trobe University in Melbourne, Australia.

Kevin M. Carome (55) Senior Managing Director and General Counsel

Kevin Carome has served as general counsel of our company since January 2006. Previously, he was senior vice president and general counsel of Invesco’s U.S. retail business from 2003 to 2005. Prior to joining Invesco,

Mr. Carome worked with Liberty Financial Companies, Inc. (LFC) in Boston where he was senior vice president and general counsel from August 2000 through December 2001. He joined LFC in 1993 as associate general counsel and, from 1998 through 2000, was general counsel of certain of its investment management subsidiaries. Mr. Carome began his career as an associate at Ropes & Gray in Boston. He received two degrees, a B.S. in political science and a J.D., from Boston College.

Karen Dunn Kelley (51) Senior Managing Director and Head of Invesco Fixed Income, Invesco Global Strategies, Global Equity/FX Trading and Investments

Karen Dunn Kelley is a senior managing director and head of Invesco Fixed Income, Invesco Global Strategies, Global Equity/FX Trading and Investments. Ms. Dunn Kelley joined Invesco in 1989 as a money market portfolio manager. In 1992, she was named chief money market and government officer. In April 2007, she was named head of Invesco’s newly combined fixed income and cash management teams. Ms. Dunn Kelley has been in the investment business since 1982 and began her career at Drexel Burnham Lambert on the Fixed Income High Grade Retail Desk. Ms. Dunn Kelley graduated with a B.S. from Villanova University College of Commerce and Finance.

Andrew T. S. Lo (50) Senior Managing Director and Head of Invesco Asia Pacific

Andrew Lo has served as head of Invesco Asia Pacific since February 2001. He joined our company as managing director for Invesco Asia in 1994. Mr. Lo began his career as a credit analyst at Chase Manhattan Bank in 1984. He became vice president of the investment management group at Citicorp in 1988 and was managing director of Capital House Asia from 1990 to 1994. Mr. Lo was chairman of the Hong Kong Investment Funds Association from 1996 to 1997 and a member of the Council to the Stock Exchange of Hong Kong and the Advisory Committee to the Securities and Futures Commission in Hong Kong from 1997 to 2001. He received a B.S. and an MBA from Babson College in Wellesley, Massachusetts.

Colin D. Meadows (41) Senior Managing Director and Chief Administrative Officer

Colin Meadows has served as chief administrative officer of Invesco since May 2006 with responsibility for business strategy, human resources, and communications. In September 2008 he expanded his role with responsibilities for operations and technology. Mr. Meadows came to Invesco from GE Consumer Finance where he was senior vice president of business development and mergers and acquisitions. Prior to that role, he served as senior vice president of strategic planning and technology at Wells Fargo Bank. From 1996 to 2003, Mr. Meadows was an associate principal with McKinsey & Company, focusing on the financial services and venture capital industries, with an emphasis in the banking and asset management sectors. Mr. Meadows received a B.A. in economics and English literature from Andrews University and a J.D. from Harvard Law School.

Loren M. Starr (50) Senior Managing Director and Chief Financial Officer

Loren Starr has served as senior managing director and chief financial officer of our company since October 2005. His current responsibilities include finance, accounting, investor relations and corporate services. Previously, he served from 2001 to 2005 as senior vice president and chief financial officer of Janus Capital Group Inc., after working as head of corporate finance from 1998 to 2001 at Putnam Investments. Prior to these positions, Mr. Starr held senior corporate finance roles with Lehman Brothers and Morgan Stanley & Co. He received a B.A. in chemistry and B.S. in industrial engineering, from Columbia University, as well as an MBA, also from Columbia, and an M.S. in operations research from Carnegie Mellon University. Mr. Starr is a certified treasury professional. He is a past chairman of the Association for Financial Professionals, and he currently serves on the boards of Georgia Leadership Institute for School Improvement (GLISI) and the Georgia Council for Economic Education (GCEE).

Philip A. Taylor (57) Senior Managing Director and Head of North American Retail

Philip Taylor became head of Invesco’s North American retail business in 2006. He had previously served as chief executive officer of Invesco Canada since 2002. He joined Invesco Canada in 1999 as senior vice president of operations and client services and later became executive vice president and chief operating officer. Mr. Taylor was president of Canadian retail broker Investors Group Securities and co-founder and managing partner of Meridian Securities, an execution and clearing broker. He held various management positions with Royal Trust, now part of Royal Bank of Canada. Mr. Taylor began his career in consumer brand management in the U.S. and Canada with Richardson-Vicks, now part of Procter & Gamble. He received a Bachelor of Commerce (honours) degree from Carleton University and an MBA from the Schulich School of Business at York University. Mr. Taylor is a member of the Dean’s Advisory council of the Schulich School of Business. He has been chair of the Toronto Symphony Orchestra and is currently on the board of the Royal Conservatory of Music.

CORPORATE GOVERNANCE

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines (“Guidelines”) and Terms of Reference for our chairman and chief executive officer, each of which is available in the corporate governance section of the company’s Web site at www.invesco.com (the “company’s Web site”). The Corporate Governance Guidelines set forth the practices the Board follows with respect to, among other matters, the composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisors, director compensation and performance evaluation of the Board.

Board Leadership Structure. As described in the Guidelines, the company’s business is conducted day-to-day by its officers, managers and employees, under the direction of the chief executive officer and the oversight of the Board, to enhance the long-term value of the company for its shareholders. The Board is elected by the shareholders to oversee our management team and to assure that the long-term interests of the shareholders are being served. In light of these differences in the fundamental roles of the Board and management, the company has chosen to separate the chief executive officer and Board chairman positions. The separation of these roles: (i) allows the Board to more effectively monitor and objectively evaluate the performance of the chief executive officer, such that the chief executive officer is more likely to be held accountable for his performance, (ii) allows the non-executive chairman to control the Board’s agenda and information flow, and (iii) creates an atmosphere in which other directors are more likely to challenge the chief executive officer and other members of our senior management team. For these reasons, the company believes that this board leadership structure is currently the most appropriate structure for the company. Nevertheless, the Board may reassess the appropriateness of the existing structure at any time, including following changes in board composition, in management, or in the character of the company’s business and operations.

Code of Conduct and Directors’ Code of Conduct. As part of our ethics and compliance program, our Board has approved a code of ethics (the “Code of Conduct”) that applies to our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, as well as to our other officers and employees. The Code of Conduct is posted on our company’s Web site. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Conduct for our principal executive officer, principal financial officer and principal accounting officer by posting such information on our Web site. In addition, we have adopted a separate Directors’ Code of Conduct that applies to all members of the Board. The company maintains a compliance reporting line, where employees and individuals outside the company can anonymously submit a complaint or concern regarding compliance with applicable laws, rules or regulations, the Code of Conduct, as well as accounting, auditing, ethical or other concerns.

Board’s Role in Risk Oversight. The Board has principal responsibility for oversight of the company’s risk management processes and for understanding the overall risk profile of the company. Though Board committees routinely address specific risks and risk processes within their purview, the Board has not delegated primary risk oversight responsibility to a committee.

Our risk management framework provides the basis for consistent and meaningful risk dialogue up, down and across the company. Our Global Performance Measurement and Risk group assesses core investment risks. Our Corporate Risk Management Committee assesses strategic, operational and all other business risks. A network of business unit, functional and geographic risk management committees under the auspices of the Corporate Risk Management Committee maintains an ongoing risk assessment process that provides a bottom-up perspective on the specific risk areas existing in various domains of our business.

At each Board meeting, the Board reviews and discusses with senior management information pertaining to risk provided by the Global Performance Measurement and Risk group and the Corporate Risk Management Committee. In these sessions senior management reviews and discusses with the Board the salient risks facing the company. The Board has also reviewed and approved risk tolerance guidelines. By receiving these regular reports, the Board maintains a practical understanding of the risk philosophy and risk tolerance of the company. Through this regular and consistent risk communication, the Board has reasonable assurance that all material risks of the company are being addressed and that the company is propagating a risk-aware culture in which effective risk management is built into the fabric of the business.

The Board, with the assistance of the Compensation Committee, has evaluated our compensation policies and practices for all employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. In reaching this conclusion, we undertook the following process to evaluate our compensation policies and practices:

•

A working group comprised of representatives from our risk management, human resources, and legal departments was established to review the potential risks associated with Invesco’s compensation policies and practices. The group first created a framework for the risk assessment that incorporated certain focus areas (e.g., performance measures, measurement period, etc.) that we had identified through internal and external sources.

•

Members of the group then reviewed each of Invesco’s compensation plans (formulaic bonus payment plans for investment professionals, equity-based plans, and sales commission plans), applying the established framework. Each item was assessed and classified as “low risk potential,” “medium risk potential” or “high risk potential.”

•

After reviewing each item and the cumulative assessment for each plan, the working group determined to recommend to Invesco’s Compensation Committee its conclusion that none of our compensation policies or practices were reasonably likely to have a material adverse effect on the Company.

•	These results were summarized and presented to the Compensation Committee, which in turn recommended this finding to the Board.

•

The Board reviewed the recommendation of the Compensation Committee and concluded that none of Invesco’s compensation policies or practices were reasonably likely to have a material adverse effect on the Company.

The Audit Committee routinely receives reports from the control functions of finance, legal and compliance and internal audit. The Head of Internal Audit reports to the Chairman of the Audit Committee. The Audit Committee oversees the internal audit function’s planning and resource allocation in a manner designed to ensure testing of controls and other Internal Audit activities are appropriately prioritized in a risk-based manner. The Audit Committee also seeks to assure that appropriate risk-based inputs from management and internal audit are communicated to the company’s independent public auditors.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

BOARD MEETINGS AND ANNUAL GENERAL MEETING OF SHAREHOLDERS

During the calendar year ended December 31, 2011, the Board held ten meetings (not including committee meetings). Each director attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he or she served during 2011. The Board does not have a formal policy regarding Board member attendance at shareholder meetings. All of our directors attended the 2011 annual general meeting. The non-executive directors (those directors who are not officers or employees of the company) meet in executive session at least once per year during a regularly scheduled Board meeting without management. Rex D. Adams, a non-executive and independent director, presides at the executive sessions of the non-executive directors.

COMMITTEE MEMBERSHIP AND MEETINGS

The current committees of the Board are the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee. The table below provides current membership information.

	Audit	Compensation	Nomination and Corporate Governance
Rex D. Adams	—	M	C
Sir John Banham	M	C	M
Joseph R. Canion	—	—	M
Martin L. Flanagan	—	—	—
C. Robert Henrikson	M	M	M
Ben F. Johnson, III	M	M	M
Denis Kessler	M	M	M
Edward P. Lawrence	M	M	M
J. Thomas Presby	C	—	M
James I. Robertson	—	—	—
Phoebe A. Wood	M	M	M

M — Member

C — Chairman

Below is a description of each committee of the Board. The Board has affirmatively determined that each committee consists entirely of independent directors pursuant to rules established by the NYSE and rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE AUDIT COMMITTEE

The Audit Committee is chaired by Mr. Presby and consists additionally of Messrs. Banham, Henrikson, Johnson, Kessler and Lawrence and Ms. Wood. The committee met eleven times during 2011. Under its charter, the committee:

•	is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules and is also “financially literate,” as defined under NYSE rules,

•	members are appointed and removed by the Board,

•	is required to meet at least quarterly,

•	periodically meets with the head of Internal Audit and the independent auditor in separate executive sessions without members of senior management present,

•	has the authority to retain independent advisors, at the company’s expense, wherever it deems appropriate to fulfill its duties, and

•	reports to the Board regularly.

The committee’s charter is available on the company’s Web site. The charter sets forth the committee’s responsibilities, which include:

•

assisting the Board in fulfilling its responsibility to oversee the company’s financial reporting, auditing and internal control activities, including the integrity of the company’s financial statements,

•	compliance with legal and regulatory requirements,

•	evaluating the independent auditor’s qualifications and independence and the performance of the company’s internal audit function and independent auditor,

•

making recommendations to the shareholders regarding the appointment of the independent auditor and for pre-approval of its engagement to provide any audit or permitted non-audit services under agreed policies and procedures,

•	establishing hiring policies for current or former employees of its independent auditor,

•	annually reviewing the independent auditor’s report and evaluating its qualifications, performance and independence,

•	monitoring and reviewing the effectiveness of the company’s internal audit function,

•

reviewing and discussing with management and the independent auditor (i) the company’s audited financial statements and related disclosures, (ii) its earnings press releases and periodic filings, (iii) its critical accounting policies, (iv) the quality and adequacy of its internal controls over financial reporting, disclosure controls and procedures, and accounting procedures, and (v) any audit problems or difficulties,

•	assisting the Board in overseeing the company’s legal and regulatory compliance, and

•	preparing the annual report of the Audit Committee presented in the company’s proxy statement.

The committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors. The policy is designed to ensure that the auditor’s independence is not impaired. The policy provides that, before the company engages the independent auditor to render any service, the engagement must either be specifically approved by the Audit Committee or fall into one of the defined categories that have been pre-approved. (See the section of this Proxy Statement below entitled “PRE-APPROVAL PROCESS AND POLICY.”)

The Board has determined that all committee members are financially literate under the NYSE listing standards. The Board has further determined that each of Mr. Presby and Ms. Wood qualifies as an “audit committee financial expert” (as defined under the SEC’s rules and regulations), that each has “accounting or related financial management expertise” and that each is “independent” of the company under SEC rules and the NYSE listing rules. The Board has also determined that Mr. Presby’s service on the audit committees of more than three public companies does not impair his ability to effectively serve on the Audit Committee.

THE COMPENSATION COMMITTEE

The Compensation Committee is chaired by Sir John Banham and consists additionally of Messrs. Adams, Henrikson, Johnson, Kessler, Lawrence and Ms. Wood. The committee met six times during 2011. Under its charter, the committee:

•	is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules,

•	members are appointed and removed by the Board,

•	is required to meet at least quarterly, and

•	has the authority to retain independent advisors, at the company’s expense, wherever it deems appropriate to fulfill its duties, including any compensation consulting firm.

The committee’s charter is available on the company’s Web site. The charter sets forth the committee’s responsibilities, which include:

•

annually overseeing the establishment of goals and objectives related to the chief executive officer’s compensation, evaluating the performance of the chief executive officer and determining the amount of his compensation,

•	reviewing and making recommendations to the Board concerning the company’s overall compensation philosophy,

•	annually approving the compensation structure for, and reviewing and approving the compensation of, senior officers, and overseeing the annual process for evaluating their performance,

•	overseeing the administration of the company’s equity-based and other incentive compensation plans,

•	assisting the Board with executive succession planning,

•	determining the compensation, including deferred compensation arrangements, for the company’s non-executive directors,

•	preparing the annual report on executive officer compensation for the company’s proxy statement,

•	reviewing and discussing with management the proposed Compensation Discussion and Analysis disclosure, and

•	determining whether to recommend the Compensation Discussion and Analysis disclosure to the Board for inclusion in the company’s proxy statement.

Each year the committee engages a third-party compensation consultant to provide an analysis of, and counsel on, the company’s executive compensation program and practices. The nature and scope of the consultant’s assignment is set by the committee. The committee currently engages Johnson Associates, Inc. (“Johnson Associates”) as its third-party consultant for this review. For a more detailed discussion of the determination of executive compensation and the role of the third-party compensation consultant, please see the section of this Proxy Statement below entitled “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis.”

The committee meets at least annually to review and determine the compensation of the company’s directors. In reviewing and determining director compensation, the Committee considers, among other things, the following policies and principles:

•

that the compensation should fairly pay the directors for the work, time commitment and efforts required by directors of an organization of the company’s size and scope of business activities, including service on Board committees;

•	that a component of the compensation should be designed to align the directors’ interests with the long-term interests of the company’s shareholders; and

•	that directors’ independence may be compromised or impaired for Board or committee purposes if director compensation exceeds customary levels.

As a part of its review, the committee periodically engages Johnson Associates as a third-party consultant to report on comparable director compensation practices and levels. No executive officer of the company is involved in determining or recommending director compensation levels. See the section of this Proxy Statement entitled “DIRECTOR COMPENSATION” below, for a more detailed discussion of compensation paid to the company’s directors during 2011.

THE NOMINATION AND CORPORATE GOVERNANCE COMMITTEE

The Nomination and Corporate Governance Committee is chaired by Mr. Adams and consists additionally of Messrs. Banham, Canion, Henrikson, Johnson, Kessler, Lawrence, Presby and Ms. Wood. The committee met five times during 2011. Under its charter, the committee:

•	is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules,

•	members are appointed and removed by the Board,

•	is required to meet at least quarterly, and

•	has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties.

The committee’s charter is available on the company’s Web site. The charter sets forth the committee’s responsibilities, which include:

•

establishing a policy setting forth the specific, minimum qualifications that the committee believes must be met by a nominee recommended for a position on the Board, and describing any specific qualities or skills that the committee believes are necessary for one or more of the directors to possess. Such qualifications include the requirements under NYSE and SEC rules, as well as consideration of the individual skills, experience and perspectives that will help create an effective Board,

•

establishing procedures for identifying and evaluating potential nominees for director and for recommending to the Board potential nominees for election. Candidates for election to the Board are considered in light of their background and experience using the extensive personal knowledge of current directors or through the recommendations of various advisors to the company, and

•	periodically reviewing and reassessing the adequacy of the Guidelines to determine whether any changes are appropriate and recommending any such changes to the Board for its approval.

The candidates proposed for election in Proposal No. 1 of this Proxy Statement were unanimously recommended by the committee to the Board.

The committee will consider candidates recommended for nomination to the Board by shareholders of the company. Shareholders may nominate candidates for election to the Board under Bermuda law and our Bye-Laws. Under our Bye-Laws, notice of such a proposal must generally be provided to the Company Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting. In addition, our Bye-Laws contain additional requirements applicable to any shareholder nomination, including a description of the information that must be included with any such proposal. For further information regarding deadlines for shareholder proposals, please see the section of this proxy statement below entitled “ADDITIONAL INFORMATION — Shareholder Proposals for the 2013 Annual General Meeting.” The manner in which the committee evaluates candidates recommended by shareholders would be generally the same as any other candidate. However, the committee would also seek and consider information concerning any relationship between a shareholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the shareholders. The committee would not evaluate a candidate recommended by a shareholder unless the shareholder’s proposal provides that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service as publicly disclosed by the company and to provide all of the information necessary to conduct an evaluation.

The committee believes there are certain minimum qualifications that each director nominee must satisfy in order to be suitable for a position on the Board, including:

•	a high degree of personal and professional integrity;

•	the ability to exercise sound business judgment on a broad range of issues;

•	sufficient experience and professional or educational background to have an appreciation of the significant issues facing public companies that are comparable to the company;

•	a willingness to devote the necessary time to Board duties, including preparing for and attending meetings of the Board and its committees; and

•	being prepared to represent the best interests of the company and its shareholders and being committed to enhancing shareholder value generally.

In considering candidates for director nominee, the committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution that the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the Board balance of diversity of perspectives, backgrounds and experiences. While the committee routinely considers diversity as a part of its deliberations, it has no formal policy regarding diversity. With respect to current directors, the committee considers past participation in and contributions to the activities of the Board. The committee recommends director nominees to the Board based on its assessment of overall suitability to serve in accordance with the company’s policy regarding nominations and qualifications of directors.

DIRECTOR COMPENSATION

Directors who are Invesco employees do not receive compensation for their services as directors. The Compensation Committee annually reviews and determines the compensation paid to non-executive directors. Directors do not receive any meeting or attendance fees.

The Compensation Committee approved the following fee arrangements for non-executive directors for 2011:

•	Basic Fee — Non-executive directors (other than the Chairman of the Board) receive an annual basic fee in the amount of $120,000.

•	Chairman Fee — In lieu of the above, the Chairman of the Board receives an annual fee of $400,000.

•	Audit Committee Chairman — The chairman of the Audit Committee receives an additional annual fee of $50,000.

•

Compensation and Nomination and Corporate Governance Committee Chairmen — The chairman of the Compensation Committee and the chairman of the Nomination and Corporate Governance Committee each receive an additional annual fee of $15,000.

Director Fees Paid in Shares — Each non-executive director also receives an annual award of shares in the aggregate amount of $95,000. Such shares are paid in arrears in four quarterly installments of $23,750. Each installment is paid on the second business day following the public announcement of the company’s quarterly earnings results. (By way of example, the payment for the fourth quarter is paid in the first quarter of the following year after publication of the earnings release for the fourth quarter.)

The Compensation Committee determined in December 2011 that directors fees will remain the same for 2012.

Stock Ownership Policy for Non-Executive Directors — All shares awarded to our non-executive directors are subject to the Non-Executive Director Stock Ownership Policy, which was adopted by the Board of Directors in December 2010. The policy generally requires each non-executive director to achieve an ownership level of at least 18,000 shares within seven years of the later of the effective date of the policy and the date of such director’s first appointment as a non-executive director. Until such ownership level is achieved, each non-executive director is required to continue to hold 100% of the shares received as compensation from the company prior to the policy’s effective date and to retain at least 50% of all shares received as compensation from the company following such date.

As of December 31, 2011, all of our non-executive directors other than Mr. Johnson and Ms. Wood had exceeded the share ownership requirement. It is anticipated that Mr. Johnson and Ms. Wood will attain the share ownership goal in two and three years, respectively. Mr. Henrikson became a non-executive director effective January 1, 2012, and it is anticipated that he will attain the required share ownership level within seven years of his appointment.

Director Compensation Table for 2011

The following table sets forth the compensation paid to our non-executive directors for services during 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Share Awards ($)(2)	Total ($)
Rex D. Adams	415,000	94,968	509,968
Sir John Banham	135,000	94,968	229,968
Joseph R. Canion	120,000	94,968	214,968
Ben F. Johnson, III	120,000	94,968	214,968
Denis Kessler	120,000	94,968	214,968
Edward P. Lawrence	120,000	94,968	214,968
J. Thomas Presby	170,000	94,968	264,968
Phoebe A. Wood	120,000	94,968	214,968

(1)	Includes the annual basic fee and, as applicable, Chairman of the Board fee and committee chairman fees.

(2)	Reflects the grant date fair value for each share award. Share awards are 100% vested as of the date of grant.

The following table presents the grant date fair value for each share award made to each non-executive director during 2011.

Name	Date of Grant 1/28/11 ($)	Date of Grant 4/28/11 ($)	Date of Grant 7/27/11 ($)	Date of Grant 10/25/11 ($)	Total Grant Date Fair Value ($)
Rex D. Adams	23,749	23,746	23,729	23,744	94,968
Sir John Banham	23,749	23,746	23,729	23,744	94,968
Joseph R. Canion	23,749	23,746	23,729	23,744	94,968
Ben F. Johnson, III	23,749	23,746	23,729	23,744	94,968
Denis Kessler	23,749	23,746	23,729	23,744	94,968
Edward P. Lawrence	23,749	23,746	23,729	23,744	94,968
J. Thomas Presby	23,749	23,746	23,729	23,744	94,968
Phoebe A. Wood	23,749	23,746	23,729	23,744	94,968

The aggregate number of share awards outstanding at December 31, 2011 for each of our non-executive directors was as follows:

Name	Shares Outstanding	Deferred Shares Outstanding		Total Share Awards Outstanding
Rex D. Adams	22,482			22,482
Sir John Banham	22,414			22,414
Joseph R. Canion	22,414	5,925	(1)	28,339
Ben F. Johnson, III	11,317			11,317
Denis Kessler	22,461			22,461
Edward P. Lawrence	22,414			22,414
J. Thomas Presby	19,537			19,537
Phoebe A. Wood	7,536			7,536

(1)	For Mr. Canion, represents deferred shares awarded under our legacy Deferred Fees Share Plan.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth the common shares beneficially owned as of March 30, 2012 by each shareholder known to us to beneficially own more than five percent of the company’s outstanding common shares. The percentage of ownership indicated in the following table is based on 445,969,597 common shares outstanding as of December 31, 2011.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, Maryland 21202	31,598,121	(2)	7.1%
Viking Global Investors LP, 55 Railroad Avenue, Greenwich, CT 06830	26,292,742	(3)	5.9%
Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210	23,479,968	(4)	5.3%

(1)	Except as described otherwise in the footnotes to this table, each beneficial owner in the table has sole voting and investment power with regard to the shares beneficially owned by such owner.

(2)	On February 8, 2012, T. Rowe Price Associates, Inc., on behalf of itself and certain of its affiliates (collectively, “T. Rowe Price”) filed a Schedule 13G/A with the SEC indicating that T. Rowe Price had sole voting power with respect to 9,292,209 common shares of Invesco and sole investment power with respect to 31,598,121 common shares of Invesco, which shares are held of record in trust accounts for the economic benefit of the beneficiaries of those accounts.

(3)	On February 14, 2012, Viking Global Investors LP and various of its affiliates (collectively, “Viking”) filed a Schedule 13G/A with the SEC indicating that they shared voting power with respect to 26,292,742 common shares, and shared investment power with respect to 26,292,742 common shares, of Invesco.

(4)	On February 14, 2012, Wellington Management Company, LLP, on behalf of itself and certain of its affiliates (collectively, “Wellington”) filed a Schedule 13G/A with the SEC indicating that Wellington had shared voting power with respect to 15,306,940 common shares of Invesco and shared investment power with respect to 23,479,968 common shares of Invesco, which shares are held of record in trust accounts for the economic benefit of the beneficiaries of those accounts.

SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the common shares beneficially owned as of December 31, 2011 by (1) each director and director nominee, (2) each executive officer named in the Summary Compensation Table below, and (3) all current directors, director nominees and executive officers as a group. The percentage of ownership indicated in the following table is based on 445,969,597 of the company’s common shares outstanding on December 31, 2011.

Beneficial ownership reported in the below table has been determined according to SEC regulations and includes common shares that may be acquired within 60 days after December 31, 2011, upon the exercise of outstanding share options, but excludes deferred shares which are disclosed in a separate column. Unless otherwise indicated, all directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown. No shares are pledged as security. As of December 31, 2011, no individual director, director nominee or named executive officer owned beneficially 1% or more of our common shares, and our directors, director nominees and executive officers as a group owned approximately 1.95% of our common shares outstanding.

	Common Shares Beneficially Owned
Name	Owned Shares	Share Options	Deferred Share Awards(1)	Total
Rex D. Adams	54,675	—	—	54,675
Sir John Banham	26,164	—	—	26,164
Joseph R. Canion	23,414	—	5,925	29,339
Martin L. Flanagan(2)	3,547,142	—	—	3,547,142
C. Robert Henrikson(3)	328	—	—	328
Ben F. Johnson, III	11,317	—	—	11,317
Denis Kessler	23,561	—	—	23,561
Edward P. Lawrence	22,414	—	—	22,414
J. Thomas Presby(4)	19,537	—	—	19,537
James I. Robertson(5)	757,250	125,000	333,471	1,215,721
Phoebe A. Wood(6)	7,738	—	—	7,738
G. Mark Armour	68,388	—	349,719	418,107
Loren M. Starr	427,458	—	—	427,428
Philip A. Taylor	310,818	44,700	346,472	701,990
All Directors and Executive Officers as a Group (18 persons)	6,961,097	407,475	1,342,449	8,711,021

(1)	For Mr. Canion, represents deferred shares awarded under our legacy Deferred Fees Share Plan. For the named executive officers, represents Deferred Share Awards under the Global Stock Plan or Restricted Stock Units under the 2008 Global Equity Incentive Plan, as applicable. None of the shares subject to such awards may be voted or transferred by the participant.

(2)	For Mr. Flanagan, includes 2,451,178 shares held in trust and 400 shares held by Mr. Flanagan’s spouse. The total also includes 8 shares held by Mr. Flanagan’s son, as to which Mr. Flanagan has disclaimed beneficial ownership.

(3)	Mr. Henrikson was elected to the Board of Directors as of January 1, 2012 and is a director nominee.

(4)	For Mr. Presby, includes 17,944 shares held in trust via a defined benefit account. Mr. Presby has sole voting and investment power with respect to these shares.

(5)	For Mr. Robertson, includes 7,778 shares held in the Invesco 401(k) Plan.

(6)	Ms. Wood has shared voting and investment power with respect to 64 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Introduction

This section presents a discussion and analysis of the philosophy and objectives of our Board’s Compensation Committee (the “committee”) in designing and implementing compensation programs for our executive officers. In addition, this section describes and analyzes the 2011 compensation determinations relating to our chief executive officer, chief financial officer, and the next three most highly compensated executive officers (our “named executive officers” or “NEOs”).

Invesco’s compensation programs, including particularly our annual incentive pools, are tied to the achievement of our strategic and financial results and our success in serving our clients’ and shareholders’ interests. As further described below, despite continued global market volatility, Invesco performed strongly in 2011, with material increases in certain key financial measures. Our results were also driven in part by a major acquisition in June 2010, the integration of which was largely completed in 2011. While our financial results were strong, and we continued to make substantial progress against our strategic objectives, the committee determined that our company-wide incentive pools should remain generally unchanged from last year on an average per-person basis. This determination reflected the committee’s balancing of the company’s objectives to invest in key strategic growth initiatives, to attract and retain high-performing employees and to deliver appropriate returns to our shareholders. In light of the above, the committee determined to leave incentive compensation for our named executive officers at the same level as, or slightly lower than, last year and to maintain their salaries at substantially the same levels in place since 2007. For more information regarding our incentive pools and how they are determined, see the caption “How Compensation is Determined for Our Executive Officers” below.

What Is New in 2011

Consideration of 2011 Say-on-Pay Vote. In establishing 2011 compensation for our named executive officers, the committee considered discussions that were held with shareholders prior to the advisory vote and reviewed the results of the advisory vote on executive compensation (“say-on-pay vote”) held at last year’s annual meeting. While the say-on-pay vote passed with a majority of shareholders in favor (56% in favor), the committee sought to understand the reasons for the low majority by conducting, via senior management, discussions with our largest shareholders to identify any concerns regarding our executive compensation practices and constructively address them.

In addition to discussions with our shareholders, the committee implemented the following improvements to our compensation programs:

• adopted equity award vesting provisions based on achievement of targeted financial measures for a portion of the 2011 long-term incentive awards to executive officers, as described in detail below;

• greatly enhanced the disclosure of our prudent and longstanding process by which compensation decisions for executive officers are made by the committee; and

• adopted a “clawback” policy applicable to our executive officers’ long-term equity awards subject to achievement of targeted financial results, as described in detail below, which permits the company to recover compensation based on fraudulent or willful misconduct.

30% of each executive officer’s 2011 long-term equity award is subject to vesting only if certain financial measures are achieved during the award’s vesting periods

Executive Summary

Adoption of Targeted Financial Results Vesting Requirements. In order to further emphasize the importance of long-term
performance, and in response to shareholder
concerns, the committee has implemented
a modified long-term equity award structure
for our executive officers. In order to further
align employee and shareholder interests,

the committee has determined that a portion of such awards for executive officers should be paid only upon achievement of targeted company financial results.

Vesting of the financial measures-based portion (30%) of the 2011 long-term equity awards for executive officers is tied to the achievement of specified levels of adjusted operating margin or adjusted diluted earnings per share.[1]

For more information regarding the long-term equity awards made to our executive officers, including our named executive officers, see the caption “About Our Equity Awards” below.

What Has Remained the Same in 2011

We have maintained our commitment to aligning executive compensation with financial and strategic results, including:

• a robust and prudent process undertaken by the committee to align compensation with financial and strategic performance over the long-term;

• a history of disciplined decision-making over multiple years, including directly linking incentive compensation pools to a narrow range of our pre-cash bonus operating income (“PCBOI”), thereby ensuring incentive compensation is paid only when we are generating operating income;

• base salaries for our NEOs limited to on average approximately 10% of their total annual compensation; and

• compensation for our executive officers that is heavily weighted to deferred compensation (60-70%) — in the form of equity awards that vest over four (4) years, a portion of which is tied to the financial performance of Invesco, and is thus aligned with the interests of our shareholders.

We have continued our sound governance practices, including:

• maintaining share ownership guidelines for our directors and executive officers, thereby creating a clear link between management interests, company performance and shareholder value;

• continuing not to provide excise tax “gross ups;”

• maintaining the requirement of “double triggers” on the vesting of equity awards in the event of a change in control;

• maintaining our insider trading policy that prohibits short selling, dealing in publicly-traded options and hedging or monetization transactions in our common shares; and

• including in our equity incentive plans certain provisions prohibiting option re-pricing absent approval of our shareholders.

[1]	Adjusted operating margin and adjusted diluted earnings per share are non-GAAP financial measures. Please see pages 56 through 60 of our Annual Report for a presentation of, and reconciliation to, the most directly comparable GAAP measures.

Executive Summary

2011 Financial Performance

Along with the rest of our industry, Invesco was challenged during 2011 by extremely volatile global markets and a global economy that continues to be under pressure. In spite of the volatility of world financial markets, Invesco remains very well positioned to succeed over the long term:

•  our investment performance is solid, as evidenced by positive investment flows in 2011;

•  we have built a strong global operating platform; and

•  we have a global, diversified client base and a comprehensive range of capabilities and products.

Despite continued global market volatility, our senior management team guided the company to achieve solid improvements during 2011 in key measures of our financial performance, as shown below.

	Measure[1]	2011 Actual Results[2]	Change from 2010[2]	2010 Actual Results[2]	2009 Actual Results
	Assets Under Management (“AUM”) as of December 31	$625B	+1.3%	$617B	$460B
	Adjusted Operating Income	$1,069M	+19.0%	$898M	$566M
	Adjusted Operating Margin	36.9%	+1.3 pts	35.6%	29.1%
	Adjusted Diluted EPS	$1.68	+21.7%	$1.38	$0.89

2011 Progress Against Our Strategic Objectives

Throughout the year, we continued to make substantial progress against our long-term strategic objectives. Significant achievements across all areas of our business further positioned us for growth and long-term success, including:

•  continued superior investment performance for our clients;

•  focusing on strengthening and deepening relationships with our clients;

•  further enhancement of our ability to meet client needs by focusing product offerings and pursuing targeted expansion in areas of strong investor demand;

•  continued successful integration of a major acquisition;

•  successfully implementing major organizational changes, resulting in increased collaboration across regions and greater leveraging of global support capabilities; and

•  significantly reinvesting in employee talent through continued internal development and a number of strategic new hires.

[1]	Adjusted operating income, adjusted operating margin and adjusted diluted earnings per share are non-GAAP financial measures. Please see pages 56 through 60 of our Annual Report, for a presentation of, and reconciliation to, the most directly comparable GAAP measures.

[2]	The 2011 results include a full year of activity for the acquired Morgan Stanley retail asset management business. The 2010 results include seven months of activity following the June 1, 2010 acquisition.

Martin L. Flanagan, CEO and President

2011 Total Compensation*

Change from Prior Year

$12.89M 0%

* Consists of salary, annual cash bonus, annual stock deferral award and long-term equity award earned in 2011 — see note on p.32 regarding differences from the Summary Compensation Table (“SCT”)

Executive Summary

Summary of Named Executive Officer Compensation	Our chief executive officer’s total annual compensation for 2011 remained unchanged compared to his total
compensation for 2010. While our
financial results were strong in 2011, and
we continued to make substantial progress
against our strategic objectives, the
committee determined to not increase
compensation for the CEO in light of the
relatively unchanged 2011 firm-wide
incentive pools on an average per-person
basis, as compared to last year.

Total annual compensation for 2011 for our other named executive officers similarly remained unchanged or decreased slightly compared to 2010. For more information regarding each other named executive officer’s annual compensation, see the caption “2011 Named Executive Officer Compensation” below.

How Compensation is Determined for Our Executive Officers

The committee utilizes the following compensation principles in its decision-making process.

•    Our compensation programs are designed, structured and implemented at every level to align with our long-term strategic priorities. Specifically, we:

•    align incentive awards with client and shareholder success;

•    provide competitive compensation tied to strategic and financial results;

•    closely link rewards to financial and strategic results;

•    differentially reward high performers; and

•    provide an appropriate mix of cash and deferred compensation.

•    We recognize that our employees are critical to our success. We benefit from a stable management team who have guided our company through several years of global financial market uncertainty and volatility. As an investment management firm, one of our greatest assets is the skill and experience of our employees. It is critical that we are able to attract, retain and motivate talented professionals while aligning their incentives with the interests of our clients and shareholders.

•    The dominant portion of an executive officer’s compensation should be variable, reflecting the company’s results on an annual basis and over multi-year periods. Share ownership by our executive officers, as well as linking the vesting of a portion of equity awards to targeted financial results, provide a clear link between management interests, company performance and shareholder value.

In determining executive compensation, the committee reviews the executive compensation programs of our industry peer companies. Our industry peers (see box) consist of companies in the S&P 500 and S&P 400 that are also in the Asset Management and Custody Bank sub-index, plus AllianceBernstein L. P., a competitor not in this sub-index but which is another global asset manager followed by industry analysts.

Our Industry Peer Companies

Affiliated Managers Group, Inc.

AllianceBernstein L.P.

Ameriprise Financial

Bank of New York Mellon

BlackRock, Inc.

Eaton Vance

Federated Investors, Inc.

Franklin Resources

Janus Capital Group

Legg Mason Inc.

Northern Trust Corp.

SEI Investment Company

State Street

T. Rowe Price Group

Information provided by the
committee’s consultant. Johnson
Associates advises the committee
on director and executive officer
compensation by, among other
matters:

•  providing the committee
with certain information

comparing the compensation of our executive officers to that of comparable positions at our industry peer companies and certain private companies or divisions of broader financial services firms; and

•  applying various techniques to adjust the data for differences in company size and the scope of executive roles.

The committee uses such data as reference material to assist it in gaining a general awareness of industry compensation standards and trends. The market data does not formulaically determine the committee’s compensation decisions for any particular executive officer. The committee does not target a particular percentile of the peer group with respect to total pay packages or any individual component of pay.

For example, our CEO’s total compensation earned in 2010 (the latest year for which data was available) was at approximately the 50th percentile of 2010 CEO total compensation of our industry peers.

The committee establishes two company-wide incentive award pools (cash and equity) within established guidelines to ensure that compensation is aligned with our financial and strategic results. All 2011 awards are paid out of these award pools. As part of the committee’s oversight of compensation, the committee annually approves two company-wide award pools:

•  a cash bonus pool; and

•  a deferred compensation pool, consisting of annual stock deferral awards and long-term equity awards.

At various times during the course of the year, the committee examines the company’s progress on multiple financial measures, including PCBOI, net revenues, adjusted operating margin, assets under management and adjusted diluted earnings per share, as well as non-quantitative measures, such as the company’s progress toward achieving its strategic objectives. While each of these items is considered by the committee in determining the size of the two pools, the committee does not attempt to rank or assign relative weight to any factor but rather applies its judgment in considering them in their entirety.

The committee annually sets parameters, used consistently for many years, to guide the end-of-year decision-making process regarding pool sizes. These parameters are expressed as a percentage of PCBOI. The committee uses a range of 34-48% of PCBOI, in the aggregate, in setting the company-wide incentive pools, though it maintains the flexibility to go outside either end of this range in circumstances that it deems exceptional. This range was determined based on historical data concerning the practices of our peer group as analyzed by Johnson Associates and based on data obtained from the McLagan and CaseyQuirk Performance Intelligence Study. Over the past five years, the aggregate incentive pools have averaged approximately 44% of PCBOI. Utilizing its judgment, and applying discretion based upon the company’s financial results and progress toward strategic objectives, the committee set the two company-wide award pools for 2011, in aggregate, at approximately 42% of PCBOI, which is down from 44% in 2010. Consequently, the award pools remained relatively unchanged, on an average per-person basis, from 2010. The committee’s decision to maintain the award pools at substantially the same level as 2010 is due to the committee’s balancing of the company’s objectives to invest in key

Compensation is closely linked with the Company’s progress against key financial measures with bonus pools determined based on a range of PCBOI strategic growth initiatives, to attract and retain high-performing employees and to deliver appropriate returns to our shareholders. For more information regarding the company’s financial results and our achievement of strategic objectives for 2011, see the captions “2011 Financial Performance” and “2011 Progress Against Our Strategic Objectives” above.

Based upon the above, the committee determines our named executive officers’ annual variable compensation, consisting of:

• an annual cash bonus, • annual stock deferral award, and • long-term equity award. The committee also reviews each named executive officer’s salary. Consistent with the compensation principles described above, the committee structures the majority of NEO pay as variable compensation.

The committee reviews the company’s financial performance and progress against our strategic objectives and each named executive officer’s specific goals and accomplishments in determining compensation. For more information regarding the goals and accomplishments of our named executive officers, see the caption “2011 Named Executive Officer Compensation” below.

The following chart shows the alignment of our NEO’s total annual compensation for the last five years with the year-over-year change in our adjusted operating income.

For 2009, total compensation of our named executive officers rose due to an increase in the long-term equity award component. The committee approved this increase based on its determination that, in the wake of the significant acquisition of the retail asset management business of Morgan Stanley, our named executive officers should be further motivated to position the company for growth and to further align their interests with those of our shareholders.

The following flowchart depicts the above-described process and the committee’s related judgments in determining the named executive officers’ compensation for 2011.

2011 Compensation Decision Process

Compensation Committee Review

Financial Measures

2011 Operating Results (vs 2010):

- Adjusted Operating Income of $1,069M (+19%)
- Adjusted Operating Margin 36.9% (+1.3 pts)
- Adjusted Diluted EPS $1.68 (+21.7%)

Adjusted Operating Income
$1,200
$1,000
$800
$600
$400
$200
$0
Millions
2008
2009
2010
2011
Adjusted Diluted EPS
$2.00
$1.50
$1.00
$0.50
$0.00
2008
2009
2010
2011
Adjusted Operating Margin
40%
30%
20%
10%
0%
2008
2009
2010
2011

Strategic Objectives Progress

- Continued superior investment performance for our clients;
- Strengthened and deepened relationships with our clients;
- Further enhanced our ability to meet client needs by focusing product offerings and pursuing targeted expansion in areas with investor demand;
- Continued successful integration of a major acquisition;
- Successfully implemented major organizational changes, resulting in increased collaboration across regions and greater leveraging of global support capabilities; and
- Significantly reinvested in employee talent through continued internal development and a number of strategic new hires.

Compensation Committee Analysis and Judgment

- Management team has taken appropriate action to deliver financial results in challenging global markets
- Strategic results continue to build strong organization
- Economic environment suggests cautious approach to compensation

Incentive Pools Established Within PCBOI Parameters

Compensation Committee Analysis and Judgment

- Review of individual executive's accomplishments
- Application of negative discretion to reduce annual incentive awards from maximums under §162(m) of the Internal Revenue Code, as further described under the caption "*Award Maximums for Named Executive Officers*."

Salary

2011 Outcomes

No change; salaries at substantially the same levels since 2007

Annual Awards

- Annual Cash
- Annual Stock Deferral

2011 Outcomes

All amounts paid or granted to our named executive officers generally remained flat compared to amounts earned with respect to 2010

Long-Term Equity Award

- Long-Term Equity Grant

2011 Outcomes

All amounts granted to our named executive officers generally remained flat or slightly decreased compared to amounts granted in 2010

2011 Named Executive Officer Compensation

Set forth below is a summary of the material goals and accomplishments for 2011 of each named executive officer which the committee took into consideration in determining each such officer’s compensation for 2011. In addition, the following graphs show for each officer the ratio of 2011 cash compensation (salary and annual cash bonus) to deferred compensation (annual stock deferral award and long-term equity award). The tables set forth the elements of compensation paid to each such officer in respect of 2011.

Approximately 65% of our CEO’s total annual compensation is deferred, compared to an average CEO-deferral rate of approximately 56% for our industry peers for 2010 (the latest year for which information was available). Likewise, approximately 61% of our other named executive officers’ total annual compensation is deferred, compared to an average other named executive officer-deferral rate of approximately 40% for our industry peers for 2010.

Note: The graphs and tables below depict how the committee viewed its compensation decisions for our NEOs, but they differ substantially from the Summary Compensation Table (“SCT”) on page 42 required by SEC rules and are not a substitute for the information presented in the SCT. There are two principal differences between the SCT and the presentation below:

•  The company grants both cash and equity incentive compensation after our earnings for a performance year have been announced. In both the presentation below and the SCT, cash incentive compensation granted in 2012 for 2011 performance is shown as 2011 compensation. Our presentation below treats equity awards similarly, so that equity awards granted in 2012 are shown as 2011 compensation. The SCT does not follow this treatment, however, and instead reports the value of equity awards in the year in which they are granted, rather than the year in which they were earned. As a result, equity awards granted in 2012 for 2011 performance are shown in our presentation below as 2011 compensation, but the SCT reports for 2011 the value of equity awards granted in 2011 in respect of 2010 performance.

•  The SCT reports “all other compensation.” These amounts are not part of the committee’s current compensation determinations and are not shown in the presentation below.

Martin L. Flanagan — President and Chief Executive Officer

•  Achieve strong investment performance — Mr. Flanagan oversaw the company’s continued solid investment management which resulted in very strong investment performance.

•  Deliver the company’s investment capabilities to meet client needs — Mr. Flanagan oversaw the enhancement of our global diversified platform of investment opportunities by focusing product offerings and pursuing targeted expansion in areas with strong investor demand. Further, Mr. Flanagan oversaw the company’s continued successful integration of the retail asset management business of Morgan Stanley, including the Van Kampen funds, which was largely completed in 2011.

•  Harness the power of our global operating platform — Mr. Flanagan oversaw the successful implementation of major organizational changes which resulted in increased collaboration across regions, newly identified opportunities and greater leveraging of global support capabilities.

•  Perpetuate a high-performance organization — Mr. Flanagan oversaw the company’s efforts to reinvest in employee talent through focused internal development supported by strategic external new hires.

2011 Total Compensation*		Change from Prior Year
$12,890,000		0%

Base Salary	2011 Annual Cash Bonus	2011 Annual Stock Deferral Award	2011 Long- Term Equity Award
$790,000	$3,750,000	$1,500,000	$6,850,000

*	Consists of salary, annual cash bonus, annual stock deferral award and long-term equity award earned in 2011- see note on p. 32 regarding differences from the SCT.

Loren M. Starr — Senior Managing Director and Chief Financial Officer

•  Generate capital planning efficiencies — Mr. Starr achieved significant improvements in capital planning that generated savings in 2011 as a result of effective tax planning activities, structured financings and acquisition-related savings.

•  Improve management financial forecasting and reporting — Mr. Starr oversaw the complete integration of vital management forecasting and reporting functions and the facilitation of stronger relationships between senior management and key functional leaders — with the result of both efforts being more informed decision-making and cost savings by management.

•  Improve leadership, people development and training — Mr. Starr devoted significant attention to people development in 2011, resulting in material improvement in employees’ development, training and leadership skills.

2011 Total Compensation*		Change from Prior Year
$3,550,000		0%

Base Salary	2011 Annual Cash Bonus	2011 Annual Stock Deferral Award	2011 Long- Term Equity Award
$450,000	$945,000	$405,000	$1,750,000

*	Consists of salary, annual cash bonus, annual stock deferral award and long-term equity award earned in 2011- see note on p. 32 regarding differences from the SCT.

G. Mark Armour — Senior Managing Director and Head of Institutional

•  Maintain investment capabilities at high levels — Mr. Armour focused upon and achieved solid results regarding the company’s institutional investment capabilities.

•  Create and execute client engagement plans for consultants and plan sponsors to ensure client success. Mr. Armour successfully continued best-in-class product ratings and best practice sales and service management for the benefit of institutional clients.

•  Deliver the firm’s investment capabilities to institutional clients globally. Mr. Armour continued his successful leadership of a strategic initiative to match the firm’s investment capabilities to meet the particular needs of individual clients globally.

•  Strengthen and further develop the firm’s alternative investment capabilities. Mr. Armour continued the development of our alternative investment capabilities, including real estate, direct private equity and multi-asset solutions.

2011 Total Compensation*		Change from Prior Year
$4,743,670		-3.2%

Base Salary	2011 Annual Cash Bonus	2011 Annual Stock Deferral Award	2011 Long- Term Equity Award
$443,670	$1,350,000	$600,000	$2,350,000

*	Consists of salary, annual cash bonus, annual stock deferral award and long-term equity award earned in 2011- see note on p. 32 regarding differences from the SCT.

James I. Robertson – Senior Managing Director and Head of UK and Continental Europe

•  Maintain high levels of performance of U.K. investment teams – Mr. Robertson oversaw another year of very strong performance from the Invesco Perpetual channel, with profits up materially over the previous record in 2010.

•  Maintain sales leadership position in U.K. – Mr. Robertson successfully led sales efforts resulting in the company maintaining its position among the leaders in sales in the United Kingdom.

•  Achieve strong momentum of continental Europe business – Mr. Robertson devoted significant efforts to the continued development of our continental European business and achieved strong positive momentum from the first year execution of a comprehensive multi-year plan.

2011 Total Compensation*		Change from Prior Year**
$4,868,826		1.6%

Base Salary	2011Annual Cash Bonus	2011 Annual Stock Deferral Award	2011 Long- Term Equity Award
$563,421	$1,455,405	$600,000	$2,250,000

*	Consists of salary, annual cash bonus, annual stock deferral award and long-term equity award earned in 2011 — see note on p. 32 regarding differences from the SCT.
**	All elements of compensation for 2011 remained unchanged from 2010. The slight increase in US dollars is the result of foreign exchange differences for salary and annual cash bonus between periods.

Philip Taylor — Senior Managing Director and Head of North American Retail

•  Perpetuate a high-performance organization by sustaining a talented pool of investment professionals working within a strong investment culture to generate strong investment performance over the long term — Mr. Taylor directed the continued strengthening of certain major investment teams in the U.S. and Canada, resulting in stronger leadership and management and deeper investment management talent.

•  Strengthen and focus our suite of investment capabilities so as to offer our most compelling investment processes and strategies, reduce product overlap, ensure our products can be clearly distinguished and provide a foundation for future growth — Mr. Taylor successfully completed the consolidation and merger of numerous U.S. and Canadian fund products resulting in a strengthened and more focused set of investment choices for our investors.

•  Deliver the firm’s investment capabilities to meet current and evolving client needs — Mr. Taylor directed the market introduction of innovative investment products to meet investor needs in managing market volatility, generating income and obtaining exposure to sectors and markets.

•  Create and execute client engagement plans for our third party broker, financial planner and life insurance distribution clients and provide quality service within strong relationships to meet their needs and to grow our net sales — Mr. Taylor directed the successful achievement of impactful sales initiatives for our largest and highest potential clients resulting in the firm delivering stronger sales, market share and client approval ratings.

2011 Total Compensation*		Change from Prior Year**
$6,852,774		2.0%

Base Salary	2011Annual Cash Bonus	2011 Annual Stock Deferral Award	2011 Long- Term Equity Award
$647,365	$2,135,409	$870,000	$3,200,000

*	Consists of salary, annual cash bonus, annual stock deferral award and long-term equity award earned in 2011 — see note on p. 32 regarding differences from the SCT.
**	All elements of compensation for 2011 remained unchanged from 2010. The slight increase in US dollars is the result of foreign exchange differences for salary and annual cash bonus between periods.

Components of Executive	The following table describes each component of executive compensation, as well as its purpose and key measures.
Compensation and Their Purpose		Compensation Component	Purpose	Key Measures
	Fixed	Base salary	• Competitive fixed pay	• Experience, duties and scope of responsibility • Internal and external market factors • Reviewed annually

	Variable	Annual cash bonus	• Competitive annual incentive opportunity	• Based upon company’s annual financial results and progress against long-term strategic objectives

	Variable	Annual stock deferral award	• Competitive annual incentive opportunity • Aligns executive with shareholder interests • Encourages retention by vesting over four years	• Based upon company’s annual financial results and progress against long-term strategic objectives

	Variable	Long-term equity award	• Recognizes long-term potential for future contributions to company’s strategic objectives • Aligns executive with shareholder interests • Encourages retention by vesting over four years	• Based upon company’s annual financial results and progress against long-term strategic objectives

About Our Equity Awards

The vesting of thirty percent (30%) of the 2011 long-term equity awards granted to our named executive officers is conditioned upon achievement of certain financial measures. In order to further emphasize the importance of long-term performance, and in response to shareholder concerns, for 2011 the committee implemented a modified long-term equity award structure for our executive officers, including our named executive officers. The committee believes that long-term equity awards should align employee and shareholder interests and that a portion of such awards should be paid only upon achievement of targeted company financial results. Therefore, the executive’s ability to realize 30% of the long-term equity award is tied to the achievement each year of at least one of two performance measures:

•    adjusted operating margin of the company for the fiscal year, as set forth in the company’s SEC reports, must exceed certain thresholds; or

•    adjusted diluted earnings per share of the company for the fiscal year, as set forth in the SEC reports, must exceed certain thresholds.

Stock Ownership Policy - Ownership level required

Chief executive officer 250,000 shares

All other executive officers 100,000 shares

Long-term equity awards are four-year awards which vest 25% each year. In the event either targeted financial measure is achieved at or above a vesting threshold for a particular year, the portion of the long-term equity award subject to targeted financial measures will vest proportionately between 0% and 100% based upon the higher achieved level for that year. In addition, dividend equivalents will be deferred for such performance awards and will only be paid if and to the extent an award vests.

The targeted financial measures vesting thresholds for the 2011 long-term equity awards granted in February 2012 are illustrated below.

Vests proportionately between 0% and 100% based on the higher achievement level for that year

Our executive officers’ 2011 equity awards subject to achievement of target financial results are also subject to a new “clawback” policy. The committee has enhanced our compensation practices by approving new forfeiture or “clawback” provisions for all equity awards which are subject to achievement of target financial results as described above made in respect of 2011 to our executive officers, including our named executive officers. The provision provides that any shares received (whether vested or unvested), any dividends or other earnings thereon, and the proceeds from any sale of such shares are subject to recovery by the company in the event that:

•    the company issues a restatement of financial results to correct a material error; and

•    the committee determines, in good faith, that fraud or willful misconduct on the part of the employee was a significant contributing factor to the need to issue such restatement; and

•    some or all of the shares granted or received prior to such restatement would not have been granted or received, as determined by the committee in its sole discretion, based upon the restated financial results.

All equity awards made to our executive officers are subject to our Executive Officer

Stock Ownership Policy. The policy requires executive officers to achieve a certain ownership level within three years. Until such level is achieved, each executive officer is required to retain 100% of the shares received from our share incentive plans. All of our executive officers have achieved their respective ownership level requirements.

Role of the Compensation Committee

The committee has, among other duties, responsibility for determining the components and amounts of compensation paid to our executive officers, including our named executive officers. The committee’s responsibilities include:

•    reviewing and making recommendations to the Board about the company’s overall compensation philosophy;

•    approving company-wide annual compensation pools;

•    evaluating the performance of, and setting the compensation for, the chief executive officer;

•    reviewing and overseeing management’s annual process for evaluating the performance of, and approving the compensation for, all other executive officers, including the other named executive officers; and

•    overseeing the administration of the company’s compensation programs.

The committee makes its compensation determinations in its discretion, without formulaically tying its determinations to specific targets, formulas or weightings. The achievement of any particular goal or objective, financial or individual, does not automatically result in any particular level of compensation. The committee believes that a flexible approach in aligning management and shareholder interests, which takes into account qualitative judgments tied to the achievement of financial results and progress against our long-term strategy objectives, is more effective than purely formulaic criteria.

Use of Compensation Consultants

The committee’s charter gives it the authority to retain consultants and other advisors to assist it in performing its duties. The committee has engaged Johnson Associates, an independent consulting firm, to advise it on director and executive compensation matters. Johnson Associates:

•    attends certain meetings of the committee and periodically meets with the committee without members of management present;

•    assists the committee throughout the year in its analysis and evaluation of our overall executive compensation programs;

•    assists the committee in its review of compensation paid to our directors and executive officers, including our named executive officers;

•    provides the committee with certain market data and analysis that compares executive compensation paid by the company with that paid by other firms in the financial services industry and certain investment management firms which we consider generally comparable to us;

•    estimates pay levels of comparable positions at our peer group (using data provided by Invesco regarding job titles and responsibilities of our executive officers);

•    utilizes data inputs regarding market conditions, market impressions and compensation trends; and

•    applies its qualitative judgment to the data from these disparate sources and provides market consensus information to the committee, accompanied by oral commentary.

The committee uses such data as reference material to assist it in gaining a general awareness of industry compensation standards and trends. The market data, including performance and pay practices of the peer group, do not directly affect the committee’s compensation determinations for our executive officers, including our named executive officers. Although we seek to offer to our executive officers a level of total compensation that is competitive, we do not target a particular percentile of market or the peer group with respect to total pay packages or any individual components thereof. The committee’s consideration of the market compensation levels and performance constitutes only one of many factors reviewed, and such market or peer group data is considered generally and not as a substitute for the committee’s independent judgment in making compensation decisions regarding our executive officers.

Under the terms of its engagement with the committee, Johnson Associates does not provide any other services to the company unless the committee has approved such services. No such other services were provided in 2011. The company uses other compensation and benefits consultants to provide market practice data, actuarial services and/or advice relating to broad management employee programs in which named executive officers may participate.

Role of Executive Officers in Determining Executive Compensation	Our chief executive officer meets with the non-executive directors (including the members of the committee) throughout the year to discuss executive performance and compensation matters, including proposals relative to compensation for individual executive officers (other than the chief executive officer). Our chief executive officer and chief administrative officer work with the committee to implement our compensation philosophy. They also provide to the committee information regarding financial and investment performance of the company as well as our progress toward our strategic objectives. Our chief financial officer assists as needed in explaining specific aspects of the company’s financial performance and may, from time to time, provide an explanation of the appropriate accounting treatment relating to certain awards.

Award Maximums for Named Executive Officers	In determining compensation for the named executive officers, the committee considers the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public corporations for compensation greater than $1 million paid per fiscal year to each of the corporation’s “covered employees” (generally, the chief executive officer and the next three most highly compensated executive officers, other than the chief financial officer, as of the end of any fiscal year). However, compensation which qualifies as “performance-based” is excluded from the $1 million per executive officer limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the company’s shareholders.

As part of our compensation program for executive officers, the company maintains the Executive Incentive Bonus Plan (“EIBP”). The EIBP provides for annual performance-based awards to eligible employees. For each executive officer, the committee determines on an annual basis an award maximum under the EIBP. Award maximums are expressed as a percentage of PCBOI — an objectively determined performance criteria that is intended to qualify for the performance-based exemption to the $1 million deduction limit under Section 162(m). Award maximums pertain to the cumulative value of an executive officer’s annual variable compensation — consisting of the annual cash bonus, annual stock deferral award and long-term equity award. In the event the committee determines to grant additional compensation that is not performance-based compensation to an executive subject to the provisions of Section 162(m), the additional compensation will be subject to the $1 million deduction limitation.

In February 2011, the committee established three levels of award maximums in respect of our named executive officers — one each for the chief executive officer, senior managing directors of business components, and senior managing directors of staff functions. The three levels of award maximums were established after consideration of:

•    prior-year compensation levels in light of the company’s 2010 PCBOI;

•    projected maximum award levels based on the company’s estimated 2011 PCBOI;

•    market data for industry comparative compensation levels; and

•    comparisons for job roles and levels of responsibility.

Employment Agreements, Post-employment Compensation and Change-in- Control Arrangements

Employment Agreement of our Chief Executive Officer — Our chief executive officer has an employment agreement with the company that was amended and restated as of January 1, 2011. Under the amended and restated employment agreement, Mr. Flanagan continues to be employed as president and chief executive officer of the company. The agreement terminates upon the earlier of December 31, 2025 (the year in which Mr. Flanagan reaches age 65) or the occurrence of certain events, including death, disability, termination by the company for “cause” or termination by Mr. Flanagan for “good reason.”

The terms of Mr. Flanagan’s amended employment agreement provide:

•    an annual base salary of $790,000;

•    the opportunity to receive an annual cash bonus award based on the achievement of performance criteria;

•    the opportunity to receive share awards based on the achievement of performance criteria;

•    eligibility to participate in incentive, savings and retirement plans, deferred compensation programs, benefit plans, fringe benefits and perquisites, and paid vacation, all as provided generally to other U.S.-based senior executives of the company;

•    post-employment compensation of one times the sum of base, bonus and share awards, subject to certain agreed minimums described below; and

•    certain stipulations regarding termination of employment that are described below under the caption “Potential Payments Upon Termination or Change in Control for 2011.”

Post-employment Compensation -

Chief Executive Officer — Pursuant to Mr. Flanagan’s amended and restated employment agreement, in the event of his termination without “cause” or resignation for “good reason” he is entitled to receive the following payments and benefits (provided that he has not breached certain restrictive covenants):

•    his then-effective base salary through the date of termination;

•    a prorated portion of the greater of $4,750,000 or his most recent annual cash bonus;

•    immediate vesting and exercisability of all outstanding share-based awards;

•    any compensation previously deferred (unless a later payout date is stipulated in his deferral arrangements);

•    a cash severance payment generally equal to the sum of (i) his base salary, (ii) the greater of $4,750,000 or his most recent annual cash bonus, and (iii) his most recently made annual equity grant (unless the value thereof is less than 50% of the previously-made grant, in which case the value of the previously-made grant will be used);

•    continuation of medical benefits for him, his spouse and his covered dependents for a period of up to 36 months following termination;

•    any accrued vacation; and

•    any other vested amounts or benefits under any other plan or program.

Other Named Executive Officers — Our other named executive officers are parties to employment arrangements that create salary continuation periods of six or twelve months in the event of involuntary termination of service without cause. (See the section below entitled “Potential Payments Upon Termination or Change in Control for 2011.”)

Change-in-Control Arrangements — Generally, all participants who hold equity awards, including our named executive officers, are eligible, under certain circumstances, for accelerated vesting in the event of a change of control of the company that is followed by involuntary termination of employment other than for cause or by voluntary termination for “good reason.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report.

Respectfully submitted by the Compensation Committee

Sir John Banham (Chairman)

Rex D. Adams

C. Robert Henrikson(1)

Ben F. Johnson, III

Denis Kessler

Edward P. Lawrence

Phoebe A. Wood

(1)	Mr. Henrikson was recently elected as a member of the Compensation Committee and was not a member of the committee during the period covered by this report.

Summary Compensation Table for 2011

The following table sets forth information about compensation earned by our named executive officers during 2009, 2010 and 2011 in accordance with SEC rules. The information presented below may be different from compensation information presented in this Proxy Statement under the caption “Compensation Discussion and Analysis,” as such section describes compensation decisions made in respect of the indicated fiscal year, regardless of when such compensation was actually paid or granted. For an explanation of the principal differences between the presentation in the Compensation Discussion and Analysis and the table below, please see the note on page 32.

Name and Principal Position	Year	Salary ($) (1)	Share Awards ($) (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation ($) (4)	Total ($)
Martin L. Flanagan	2011	790,000	8,349,978	3,750,000	530,480	13,420,458
President and Chief Executive Officer	2010	790,000	6,508,494	3,750,000	459,908	11,508,402
	2009	790,000	3,954,997	2,558,000	461,224	7,764,211

Loren M. Starr	2011	450,000	2,154,984	945,000	117,622	3,667,606
Senior Managing Director and Chief Financial Officer	2010	450,000	1,685,992	945,000	101,180	3,182,172
	2009	450,000	1,129,993	650,000	93,384	2,323,377

G. Mark Armour	2011	443,670	3,099,993	1,350,000	238,918	5,132,581
Senior Managing Director and Head of Invesco Institutional	2010	400,000	2,919,988	1,400,000	292,010	5,011,998
	2009	400,000	2,799,996	1,085,000	266,435	4,551,431

James I. Robertson	2011	563,421	2,849,979	1,455,405	236,312	5,105,117
Senior Managing Director and Head of UK and Continental Europe	2010	540,280	2,759,543	1,400,000	579,663	5,279,486
	2009	549,237	3,599,993	1,010,620	312,896	5,472,746

Philip A. Taylor	2011	647,365	4,069,964	2,135,409	257,391	7,110,129
Senior Managing Director and Head of North American Retail	2010	616,374	4,169,958	2,030,000	359,404	7,175,737
	2009	562,863	1,699,984	1,444,138	320,035	4,027,019

(1)	For each of the named executive officers, includes salary that was eligible for deferral, at the election of the named executive officer, under our 401(k) plan or similar plan in the named executive officer’s country. For Messrs. Armour, Robertson and Taylor, base salary is converted to U.S. dollars using an average annual exchange rate.

(2)	For stock awards granted in 2011, reflects time-based awards that generally vest in four equal annual installments on each anniversary of the date of grant.

Grant date fair values were calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 “Compensation — Stock Compensation.” The grant date fair value was calculated by multiplying the number of shares granted by the closing price of the company’s common shares on the date of grant.

The amounts disclosed do not reflect the value actually realized by the named executive officers. For additional information, please see Note 12 — “Share-Based Compensation” to the financial statements in our Annual Report.

(3)	Reflects annual cash bonus award earned for fiscal year by the named executive officers under the Executive Incentive Bonus Plan and paid in February of the following year.

(4)	The following table reflects the items that are included in the All Other Compensation column for 2011.

All Other Compensation Table for 2011

Name	Dividends Paid on Unvested Stock Awards ($) (1)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($) (2)	Tax Gross Ups ($) (3)	Tax Consultation ($)	Perquisites ($) (4)	Total All Other Compensation ($)
Martin L. Flanagan	349,783	3,966	21,075	—	—	155,656	530,480
Loren M. Starr	92,869	3,678	21,075	—	—	—	117,622
G. Mark Armour	177,269	7,203	6,375	43,671	4,400	—	238,918
James I. Robertson	182,196	2,877	32,211	—	19,028	—	236,312
Philip A. Taylor	176,667	4,857	13,500	—	8,312	54,055	257,391

(1)	Dividends and dividend equivalents are paid on unvested awards at the same rate as on our other shares.

(2)	Amounts of matching contributions paid by the company to our retirement plans are calculated on the same basis for all plan participants, including the named executive officers.

(3)	With respect to Mr. Armour, represents gross-up on costs in connection with corporate housing payments and travel costs for Mr. Armour’s spouse in connection with Mr. Armour’s relocation.

(4)	Perquisites include the following:

With respect to Mr. Flanagan, includes $153,195 for his personal use of company-provided aircraft. The company pays certain hourly, monthly and annual fees for its use of a fractionally-owned airplane. The company also leases an airplane for which it pays direct operating expenses, and monthly lease payments and management fees. We calculate the aggregate incremental cost to the company for personal use based on the average variable costs of operating the airplanes. Variable costs include fuel, repairs, travel expenses for the flight crews, and other miscellaneous expenses. This methodology excludes fixed costs that do not change based on usage, such as depreciation, maintenance, taxes and insurance. Mr. Flanagan’s total also includes certain amounts for technology support.

Fees paid by the company for the officer’s and his family’s and/or spouse’s recreational activities in conjunction with a company-sponsored off-site business meeting.

With respect to Mr. Taylor, includes (i) $47,034 for Mr. Taylor’s corporate housing; and (ii) work-related parking costs.

Grants of Plan-Based Share Awards for 2011

The committee granted share awards to each of the named executive officers during 2011. Share awards are subject to time-based vesting according to the terms of the applicable award agreement. Share awards are subject to transfer restrictions and subject to forfeiture prior to vesting upon a recipient’s termination of employment for any reason other than death, disability, involuntary termination without cause, or (in the case of Mr. Flanagan only) voluntary termination for “good reason.” Subject to satisfaction of a holding period requirement, certain share awards continue to vest upon a recipient’s termination of employment in the event of retirement. All share awards immediately become vested upon the recipient’s termination of employment during the 24-month period following a change in control (i) by the company other than for cause or disability, or (ii) by the recipient for good reason.

The following table presents information concerning plan-based awards granted to each of the named executive officers during 2011:

Name	Grant Date	Vesting (1)	All Other Share Awards (#)	Closing Market Price on Date of Grant ($/Share)	Grant Date Fair Value of Share Awards ($) (2)
Martin L. Flanagan	02/28/2011	4-year ratable	311,102	26.84	8,349,978
Loren M. Starr	02/28/2011	4-year ratable	80,290	26.84	2,154,984
G. Mark Armour	02/28/2011	4-year ratable	115,499	26.84	3,099,993
James I. Robertson	02/28/2011	4-year ratable	106,184	26.84	2,849,979
Philip A. Taylor	02/28/2011	3-year ratable	113,729	26.84	3,052,486
Philip A. Taylor	02/28/2011	4-year cliff	37,909	26.84	1,017,478

(1)	The 4-year ratable awards vest in four equal annual installments on each anniversary of the date of grant, and the 3-year ratable award generally vests in three equal annual installments on each anniversary of the date of grant. The 4-year cliff award vests on the fourth anniversary of the date of grant.

(2)	The grant date fair value is the total amount that the company will recognize as expense under applicable accounting requirements if the share awards fully vest. This amount is included in our Summary Compensation Table each year. Grant date fair values were calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 “Compensation – Stock Compensation.” The grant date fair value is calculated by multiplying the number of shares granted by the closing price of our common shares on the day the award was granted.

Outstanding Share Awards at Fiscal Year-End for 2011

The following table provides information as of December 31, 2011 about the outstanding share awards held by our named executive officers:

		Option Awards					Share Awards
		Date of	Number of Securities Underlying Options (#)		Option Exercise Price	Option Expiration	Number of Shares or Units of Stock that Have Not	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards that have not vested	Equity Incentive Plan Awards that have not vested
Name		Grant	Exercisable	Unexercisable	($)(1)	Date	Vested (#)	($)	(#)	($)
Martin L. Flanagan	(2)	02/27/09	—	—	—	—	173,009	3,475,751	—	—
	(3)	02/26/10	—	—	—	—	249,050	5,003,415	—	—
	(4)	02/28/11	—	—	—	—	311,102	6,250,039	—	—
Loren M. Starr	(2)	02/27/09	—	—	—	—	49,431	993,069	—	—
	(3)	02/26/10	—	—	—	—	21,505	432,035	—	—
	(4)	02/28/11	—	—	—	—	80,290	1,613,026	—	—
G. Mark Armour	(2)	02/27/09	—	—	—	—	122,485	2,490,724	—	—
	(3)	02/26/10	—	—	—	—	111,735	2,244,756	—	—
	(4)	02/28/11	—	—	—	—	115,499	2,320,375	—	—
James Robertson		12/31/04	50,000	—	8.70	12/30/14	—	—	—	—
	(2)	02/27/09	—	—	—	—	157,480	3,163,773	—	—
	(3)	02/26/10	—	—	—	—	105,595	2,121,404	—	—
	(4)	02/28/11	—	—	—	—	106,184	2,133,237	—	—
Philip A. Taylor	(3)	02/27/09	—	—	—	—	37,182	746,986	—	—
	(3)	02/26/10	—	—	—	—	142,346	2,859,731	—	—
	(5)	02/26/10	—	—	—	—	15,306	307,498	—	—
	(4)	02/28/11	—	—	—	—	151,638	3,046,407	—	—

(1)	Share options were granted in Pounds Sterling (£) and in this table have been converted to U.S. dollars using the exchange rate of $1.55/£1 as of December 31, 2011.

(2)	Share award vests in four equal installments. As of December 31, 2011, the unvested share award represents 50% of the original grant.

(3)	Share award vests in four equal installments. As of December 31, 2011, the unvested share award represents 75% of the original grant.

(4)	Share award vests in four equal installments. As of December 31, 2011, the unvested share award represents 100% of the original grant.

(5)	Share award vests in three equal annual installments. As of December 31, 2011, the unvested share award represents two-thirds of the original grant.

Option Exercises and Shares Vested for 2011

The following table provides information about share options exercised by the named executive officers during 2011 and equity awards held by our named executive officers that vested in 2011:

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Martin L. Flanagan	—	—	308,357	8,201,713
Loren M. Starr	—	—	39,182	1,037,513
G. Mark Armour	—	—	208,938	5,564,562
James I. Robertson	—	—	159,599	4,233,504
Philip A. Taylor	—	—	129,467	3,278,121

Potential Payments Upon Termination or Change in Control for 2011

The following tables summarize the estimated payments to be made under each agreement, plan or arrangement in effect as of December 31, 2011 which provides for payments to a named executive officer at, following or in connection with a termination of employment or a change in control. However, in accordance with SEC regulations, we do not report any amount to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms or operation in favor of our named executive officers and which is available generally to all salaried employees. In accordance with SEC regulations, this analysis assumes that the named executive officer’s date of termination is December 31, 2011, and the price per share of our common shares on the date of termination is the closing price of our common shares on the NYSE on that date, which was $20.09.

Martin L. Flanagan

Benefit and Payments Upon Termination(1)	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)(2)	Death or Disability ($)	Change in Control ($)(3)	Qualified Termination Following Change in Control ($)(4)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus(5)	4,750,000	4,750,000	—	—	4,750,000	—	4,750,000
Severance Payment(6)	—	13,889,978	—	—	—	—	13,889,978
Share Awards	—	14,729,205	—	—	14,729,205	14,729,205	14,729,205
Options	—	—	—	—	—	—	—
Welfare Benefits(7)	—	44,220	—	—	—	—	44,220

(1)	Pursuant to the terms of the second amended and restated master employment agreement effective January 1, 2011 between the company and Mr. Flanagan (the “Flanagan Agreement”), Mr. Flanagan is entitled to certain benefits upon termination of employment. Following any notice of termination, Mr. Flanagan would continue to receive salary and benefits compensation, and the vesting periods with respect to any outstanding share awards would continue to run, in the normal course until the date of termination. In accordance with SEC rules, the information presented in this table assumes a termination date of December 31, 2011 and that the applicable notice had been given prior to such date.

(2)	Pursuant to the terms of the 2008 Global Equity Incentive Plan, restricted stock awards are forfeited in the event of retirement and restricted stock units continue to vest provided the holding period is met. With respect to Mr. Flanagan’s share awards, no benefit would be payable in the event of retirement.

(3)	Payment would only be made in the event that the share award was not assumed, converted or replaced in connection with a change in control.

(4)	Assumes termination by Mr. Flanagan for “good reason” or a termination by the company other than for cause or disability following a change in control.

(5)	Pursuant to the terms of the Flanagan Agreement, Mr. Flanagan is entitled to an annual cash bonus that is equal to the greater of $4,750,000 or his most recent annual cash bonus upon certain terminations of employment.

(6)	Pursuant to the terms of the Flanagan Agreement, Mr. Flanagan’s severance payment is equal to the sum of (i) his base salary, (ii) the greater of $4,750,000 or his most recent annual cash bonus, and (iii) the fair market value at grant of his most recent equity award.

(7)	Pursuant to the terms of the Flanagan Agreement, Mr. Flanagan and his covered dependents are entitled to medical benefits for a period of 36 months following termination. Represents cost to the company for reimbursement of such medical benefits.

Loren M. Starr

Benefit and Payments Upon Termination(1)	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)(2)	Death or Disability ($)	Change in Control ($)(3)	Qualified Termination Following Change in Control ($)(4)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus	—	—	—	—	—	—	—
Severance Payment	—	—	—	—	—	—	—
Share Awards	—	3,038,130	—	—	3,038,130	3,038,130	3,038,130
Options	—	—	—	—	—	—	—
Welfare Benefits	—	—	—	—	—	—	—

G. Mark Armour

Benefit and Payments Upon Termination	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)(2)	Death or Disability ($)	Change in Control ($)(3)	Qualified Termination Following Change in Control ($)(4)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus	—	—	—	—	—	—	—
Severance Payment	—	—	—	—	—	—	—
Share Awards	—	7,025,855	—	—	7,025,855	7,025,855	7,025,855
Options	—	—	—	—	—	—	—
Welfare Benefits	—	—	—	—	—	—	—

James I. Robertson

Benefit and Payments Upon Termination(1)	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)(2)	Death or Disability ($)	Change in Control ($)(3)	Qualified Termination Following Change in Control ($)(4)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus	—	—	—	—	—	—	—
Severance Payment	—	—	—	—	—	—	—
Share Awards	—	7,418,414	—	—	7,418,414	7,418,414	7,418,414
Options(5)	509,406	509,406	—	509,406	509,406	509,406	509,406
Welfare Benefits	—	—	—	—	—	—	—

Philip A. Taylor

Benefit and Payments Upon Termination(1)	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)(2)	Death or Disability ($)	Change in Control ($)(3)	Qualified Termination Following Change in Control ($)(4)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus	—	—	—	—	—	—	—
Severance Payment	—	—	—	—	—	—	—
Share Awards	—	6,960,622	—	—	6,960,622	6,960,622	6,960,622
Options	—	—	—	—	—	—	—
Welfare Benefits	—	—	—	—	—	—	—

(1)	Each of Messrs. Starr, Armour, Robertson and Taylor is a party to an agreement that provides for a termination notice period of either six or twelve months. Following any notice of termination, the employee would continue to receive salary and benefits compensation, and the vesting periods with respect to any outstanding share awards would continue to run, in the normal course until the date of termination. In accordance with SEC rules, the information presented in this table assumes a termination date of December 31, 2011 and that the applicable notice had been given prior to such date.

(2)	Pursuant to the terms of the 2008 Global Equity Incentive Plan, restricted stock awards are forfeited in the event of retirement and restricted stock units continue to vest provided the holding period is met. With respect to each of the named executive officers, no benefit would be payable in the event of retirement.

(3)	Payment would only be made in the event that the share award was not assumed, converted or replaced in connection with a change in control.

(4)	Assumes termination for “good reason” or a termination by the company other than for cause or disability following a change in control.

(5)	This analysis assumes that the named executive officer exercised the stock option on the date of termination. The value reported represents the difference between $20.09, which is the closing price of our common share on the NYSE on the date of termination, and the applicable stock option exercise price multiplied by the number of optioned shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2011, the following directors served as members of the Compensation Committee: Sir John Banham (Chairman) and Rex D. Adams, Ben F. Johnson, III, Denis Kessler, Edward P. Lawrence and Phoebe A. Wood. No member of the Compensation Committee was an officer or employee of the company or any of its subsidiaries during 2011, and no member of the Compensation Committee was formerly an officer of the company or any of its subsidiaries or was a party to any disclosable related person transaction involving the company. During 2011, none of the executive officers of the company has served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the company.

* * *

REPORT OF THE AUDIT COMMITTEE

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Invesco Ltd. consists of J. Thomas Presby (Chairman), Sir John Banham, C. Robert Henrikson, Ben F. Johnson, III, Denis Kessler, Edward P. Lawrence and Phoebe A. Wood. Each of the members of the Audit Committee is independent as such term is defined under the NYSE listing standards and applicable law. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the company’s financial reporting, auditing and internal control activities, including the integrity of the company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the company’s internal audit function and independent auditor, and (iv) the company’s compliance with legal and regulatory requirements. The Audit Committee’s function is more fully described in its written charter, which is available on the corporate governance section of the company’s Web site at www.invesco.com.

REVIEW OF THE COMPANY’S AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011

The Audit Committee has reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2011 with the company’s management. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee has discussed with Ernst & Young LLP (“E&Y”), the company’s independent registered public accounting firm, the matters required to be discussed by professional auditing standards. The Audit Committee has also received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed the independence of E&Y with that firm. Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the company’s audited consolidated financial statements be included in the company’s Annual Report for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee:

J. Thomas Presby (Chairman)

Sir John Banham

C. Robert Henrikson(1)

Ben F. Johnson, III

Denis Kessler

Edward P. Lawrence

Phoebe A. Wood

(1)	Mr. Henrikson was recently elected as a member of the Audit Committee and was not a member of the committee during the period covered by this report.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board, with the approval of the shareholders, engaged E&Y to perform an annual audit of the company’s consolidated financial statements for fiscal year 2011. The following table sets forth the approximate aggregate fees billed or expected to be billed to the company by E&Y for fiscal years 2011 and 2010 for the audit of the company’s annual consolidated financial statements and for other services rendered by E&Y.

	Fiscal Year
	2011	2010
	($ in millions)
Audit Fees(1)	4.2	4.3
Audit-Related Fees(2)	1.8	1.9
Tax Fees(3)	0.7	0.6
All Other Fees(4)	—	—
TOTAL FEES	6.7	6.8

(1)	The 2011 Audit Fees amount includes approximately $2.4 million (2010: $2.3 million) for audits of the company’s consolidated financial statements and $1.6 million (2010: $1.5 million) for statutory audits of subsidiaries. These amounts do not include fees paid to E&Y associated with audits conducted on certain of our affiliated mutual funds, unit trusts and partnerships.

(2)	Audit-Related Fees consist of attest services not required by statute or regulation, audits of employee benefit plans and accounting consultations in connection with new accounting pronouncements and acquisitions.

(3)	Tax Fees consist of compliance and advisory services.

(4)	All Other Fees consist principally of transaction-related services.

PRE-APPROVAL PROCESS AND POLICY

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors. The policy is designed to ensure that the auditor’s independence is not impaired. The policy sets forth the Audit Committee’s views on audit, audit-related, tax and other services. It provides that, before the company engages the independent auditor to render any service, the engagement must either be specifically approved by the Audit Committee or fall into one of the defined categories that have been pre-approved. The policy defines the services and the estimated range of fees for such services that the committee has pre-approved. The term of any such categorical approval is 12 months, unless the committee specifically provides otherwise, and the policy requires the related fee levels to be set annually. Where actual invoices in respect of any service are materially in excess of the estimated range, the committee must approve such excess amount prior to payment. The policy also prohibits the company from engaging the auditors to provide certain defined non-audit services that are prohibited under SEC rules. Under the policy, the Audit Committee may delegate pre-approval authority to one or more of its members, but may not delegate such authority to the company’s management. Under the policy, our management must inform the Audit Committee of each service performed by our independent auditor pursuant to the policy. Requests to the Audit Committee for separate approval must be submitted by both the independent auditor and our chief financial officer and the request must include a joint statement as to whether it is deemed consistent with the SEC’s and PCAOB’s rules on auditor independence.

All audit and non-audit services provided to the company and its subsidiaries by E&Y during fiscal year 2011 were either specifically approved or pre-approved under the policy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Share Repurchases.    In order to pay withholding or other similar taxes due in connection with the vesting of equity awards granted under the 2008 Global Equity Incentive Plan, the 2010 Global Equity Incentive Plan (ST) and the Global Stock Plan, employee participants, including our named executive officers, may elect the “net shares” method whereby the company purchases from the participant shares equal in value to the tax liability in connection with vesting equity awards. Under the “net shares” method, the price per share paid by the company for repurchases is the closing price of the company’s common shares on the NYSE on the vesting date.

During fiscal 2011, the company repurchased common shares from the executive officers for the aggregate consideration shown in the following table:

Name and Title	Number of Shares Repurchased (#)	Aggregate Consideration ($)
Martin L. Flanagan	51,078	1,370,934
President and Chief Executive Officer
Loren M. Starr	31,203	828,946
Senior Managing Director and Chief Financial Officer
G. Mark Armour	85,030	2,263,809
Senior Managing Director
James Robertson	75,481	2,000,844
Senior Managing Director
Philip A. Taylor	60,084	1,459,206
Senior Managing Director
Kevin M. Carome	26,358	701,038
Senior Managing Director and General Counsel
Karen Dunn Kelley	20,970	555,870
Senior Managing Director
Colin D. Meadows	38,282	1,015,832
Senior Managing Director

Interests in or Alongside Invesco-Sponsored Private Funds.    Some of our employees, their spouses, related charitable foundations or entities they own or control are provided the opportunity to invest in or alongside Invesco-sponsored private funds that we offer to independent investors. We generally limit such investments to employees that meet certain accreditation requirements. Employees who make such investments usually do not pay management or performance fees charged to independent investors. Distributions exceeding $120,000 from Invesco-sponsored private funds during the fiscal year ended December 31, 2011 made to our executive officers (or persons or entities affiliated with them) or directors, consisting of profits, other income and return of capital (but excluding Profits Interests, as defined below) are as follows: Martin L. Flanagan — $226,810.

Certain of our employees, including some of our executive officers, receive the right to share in performance fees earned by Invesco (“Profits Interests”) in connection with our management of Invesco-sponsored private funds. Messrs. Flanagan, Armour, Carome and Lo have made investments in or alongside Invesco-sponsored private funds. Messrs. Armour, Carome and Lo have received Profits Interests in one of those funds. The Profits Interests vest in equal annual installments over a four-year period and are subject to forfeiture prior to vesting upon the occurrence of certain events. There were no distributions exceeding $120,000 from Invesco-sponsored private funds during the fiscal year ended December 31, 2011 made to our executive officers or directors (or persons or entities affiliated with them) in respect of Profits Interests.

RELATED PERSON TRANSACTION POLICY

The Board of Directors has adopted written Policies and Procedures with Respect to Related Person Transactions to address the review, approval, disapproval or ratification of related person transactions. “Related persons” include the company’s executive officers, directors, director nominees, holders of more than five percent (5%) of the company’s voting securities, immediate family members of the foregoing persons, and any entity in which any of the foregoing persons is employed, is a partner or is in a similar position, or in which such person has a 5% or greater ownership interest. A “related person transaction” means a transaction or series of transactions in which the company participates, the amount involved exceeds $120,000, and a related person has a direct or indirect interest (with certain exceptions permitted by SEC rules). Examples might include sales, purchases and transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished and borrowings and lendings, including guarantees.

Management is required to present for the approval or ratification of the Audit Committee all material information regarding an actual or potential related person transaction. The policy requires that, after reviewing such information, the disinterested members of the Audit Committee will approve or disapprove the transaction. Approval will be given only if the Audit Committee determines that such transaction is in, or is not inconsistent with, the best interests of the company and its shareholders. The policy further requires that in the event management becomes aware of a related person transaction that has not been previously approved or ratified, it must be submitted to the Audit Committee promptly. The policy also permits the chairman of the Audit Committee to review and approve related person transactions in accordance with the terms of the policy between scheduled committee meetings. Any determination made pursuant to this delegated authority must be reported to the full Audit Committee at the next regularly-scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires officers, directors and persons who beneficially own more than 10% of the company’s common shares to file reports of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors and 10% shareholders are also required by SEC rules to furnish the company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports, the company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% shareholders were complied with during fiscal year 2011.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

GENERAL

The Dodd-Frank Act enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Invesco’s compensation programs, including particularly our annual incentive pools, are tied to the achievement of our strategic and financial results and our success in serving our clients’ and shareholders’ interests. As further described below, despite continued global market volatility, Invesco performed strongly in 2011, with material increases in certain key financial measures. Our results were also driven in part by a major acquisition in June 2010, the integration of which was largely completed in 2011. While our financial results were strong, and we continued to make substantial progress against our strategic objectives, the committee determined that our company-wide incentive pools should remain generally unchanged from last year on an average per-person basis. This determination reflected the committee’s balancing of the company’s objectives to invest in key strategic growth initiatives, to attract and retain high-performing employees and to deliver appropriate returns to our shareholders. In light of the above, the committee determined to leave incentive compensation for our named executive officers at the same level as, or slightly lower than, last year and to maintain their salaries at substantially the same levels in place since 2007. For more information regarding our incentive pools and how they are determined, see the caption “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — How Compensation is Determined for Our Executive Officers” below.

What Is New in 2011

Consideration of 2011 Say-on-Pay Vote.    In establishing 2011 compensation for our named executive officers, the committee considered discussions that were held with shareholders prior to the advisory vote and reviewed the results of the advisory vote on executive compensation (“say-on-pay vote”) held at last year’s annual meeting. While the say-on-pay vote passed with a majority of shareholders in favor (56% in favor), the committee sought to understand the reasons for the low majority by conducting, via senior management, discussions with our largest shareholders to identify any concerns regarding our executive compensation practices and constructively address them.

In addition to discussions with our shareholders, the committee implemented the following improvements to our compensation programs:

• adopted equity award vesting provisions based on achievement of targeted financial measures for a portion of the 2011 long-term incentive awards to executive officers, as described in detail below;

• greatly enhanced the disclosure of our prudent and longstanding process by which compensation decisions for executive officers are made by the committee; and

• adopted a “clawback” policy applicable to our executive officers’ long-term equity awards subject to achievement of targeted financial results, as described in detail below, which permits the company to recover compensation based on fraudulent or willful misconduct.

30% of each executive officer’s 2011 long-term equity awards is subject to vesting only if certain financial measures are achieved during the award’s vesting periods

Adoption of Targeted Financial Results Vesting Requirements. In order to further emphasize the importance of long-term performance, and in
response to shareholder concerns, the committee
has implemented a modified long-term equity
award structure for our executive officers. In
order to further align employee and shareholder
interests, the committee has determined that a
portion of such awards for executive officers

should be paid only upon achievement of targeted company financial results.

Vesting of the financial measures-based portion (30%) of the 2011 long-term equity awards for executive officers is tied to the achievement of specified levels of adjusted operating margin or adjusted diluted earnings per share.[1]

For more information regarding the long-term equity awards made to our executive officers, including our named executive officers, see the caption “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis - About Our Equity Awards”.

What Has Remained the Same in 2011

We have maintained our commitment to aligning executive compensation with financial and strategic results, including:

•  a robust and prudent process undertaken by the committee to align compensation with financial and strategic performance over the long-term;

•  a history of disciplined decision-making over multiple years, including directly linking incentive compensation pools to a narrow range of our pre-cash bonus operating income (“PCBOI”), thereby ensuring incentive compensation is paid only when we are generating operating income;

•  base salaries for our NEOs limited to on average approximately 10% of their total annual compensation; and

•  compensation for our executive officers that is heavily weighted to deferred compensation (60-70%) – in the form of equity awards that vest over four (4) years, a portion of which is tied to the financial performance of Invesco, and is thus aligned with the interests of our shareholders.

We have continued our sound governance practices, including:

•  maintaining share ownership guidelines for our directors and executive officers, thereby creating a clear link between management interests, company performance and shareholder value;

•  continuing not to provide excise tax “gross ups;”

•  maintaining the requirement of “double triggers” on the vesting of equity awards in the event of a change in control;

•  maintaining our insider trading policy that prohibits short selling, dealing in publicly-traded options and hedging or monetization transactions in our common shares; and

•  including in our equity incentive plans certain provisions prohibiting option re-pricing absent approval of our shareholders.

[1]

Adjusted operating margin and adjusted diluted earnings per share are non-GAAP financial measures. Please see pages 56 through 60 of our Annual Report for a presentation of, and reconciliation to, the most directly comparable GAAP measures.

2011 Financial Performance

Along with the rest of our industry, Invesco was challenged during 2011 by extremely volatile global markets and a global economy that continues to be under pressure. In spite of the volatility of world financial markets, Invesco remains very well positioned to succeed over the long term:

• our investment performance is solid, as evidenced by positive investment flows in 2011;

• we have built a strong global operating platform; and

• we have a global, diversified client base and a comprehensive range of capabilities and products.

Despite continued global market volatility, our senior management team guided the company to achieve solid improvements during 2011 in key measures of our financial performance, as shown below.

Measure[1]	2011 Actual Results[2]	Change from 2010[2]	2010 Actual Results[2]	2009 Actual Results
Assets Under Management (“AUM”) as of December 31	$625B	+1.3%	$617B	$460B
Adjusted Operating Income	$1,069M	+19.0%	$898M	$566M
Adjusted Operating Margin	36.9%	+1.3 pts	35.6%	29.1%
Adjusted Diluted EPS	$1.68	+21.7%	$1.38	$0.89

1	Adjusted operating income, adjusted operating margin and adjusted diluted earnings per share are non-GAAP financial measures. Please see pages 56 through 60 of our Annual Report, for a presentation of, and reconciliation to, the most directly comparable GAAP measures.

2	The 2011 results include a full year of activity for the acquired Morgan Stanley retail asset management business. The 2010 results include seven months of activity following the June 1, 2010 acquisition.

2011 Progress Against Our Strategic Objectives

Throughout the year, we continued to make substantial progress against our long-term strategic objectives. Significant achievements across all areas of our business further positioned us for growth and long-term success, including:

• continued superior investment performance for our clients;

• focusing on strengthening and deepening relationships with our clients;

• further enhancement of our ability to meet client needs by focusing product offerings and pursuing targeted expansion in areas of strong investor demand;

• continued successful integration of a major acquisition;

• successfully implementing major organizational changes, resulting in increased collaboration across regions and greater leveraging of global support capabilities; and

• significantly reinvesting in employee talent through continued internal development and a number of strategic new hires.

Martin L. Flanagan, CEO and President

2011 Total Compensation*

Change from Prior Year

$12.89M 0%

* Consists of salary, annual cash bonus, annual stock deferral award and long-term equity award earned in 2011 — see note on p.32 regarding differences from the Summary Compensation Table (“SCT”)

Summary of Named Executive Officer Compensation	Our chief executive officer’s total annual compensation for 2011 remained unchanged compared to his total compensation for
2010. While our financial results were strong in 2011, and we continued to make substantial progress against our strategic
objectives, the committee determined to not
increase compensation for the CEO in light
of the relatively unchanged 2011 firm-wide
incentive pools on an average per-person
basis, as compared to last year.

Total annual compensation for 2011 for our
other named executive officers similarly
remained unchanged or decreased slightly compared to 2010. For more information regarding each other named executive officer’s annual compensation, see the caption “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — 2011 Named Executive Officer Compensation.”

Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual General Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual General Meeting of Shareholders pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION. The voting requirements for this proposal are described in the “Questions and Answers About Voting Your Common Shares” section above.

PROPOSAL NO. 3

APPROVAL OF THE INVESCO LTD. 2012 EMPLOYEE STOCK PURCHASE PLAN

Company Proposal

We are asking our shareholders to approve the Invesco Ltd. 2012 Employee Stock Purchase Plan (“ESPP”), which will make 3,000,000 common shares of the company available for purchase by employees at a discount of 15% off the fair market value of the shares.

Why We Support the Proposal

We believe that the ESPP will align the long-term interests of our employees with those of our shareholders.    Although a significant portion of our senior-level employees already own common shares of the company, the ESPP is intended to provide an incentive for more employees to purchase an equity interest in the company and to increase that equity interest over time. We believe that the ownership of shares purchased under the ESPP will provide an incentive to employees to increase shareholder value.

We believe that the ESPP will provide a tool for retaining employees.    If approved by shareholders, the ESPP would enable employees to set aside a portion of their regular earnings through periodic payroll deductions over a specified period and use those amounts to purchase common shares of the company at a discount. Because employees would generally need to be employed by the company (or a subsidiary or affiliate of the company) at the end of the applicable period to obtain the benefit of the discount, we believe that the ESPP will provide an incentive for employees to continue their employment with the company (and its subsidiaries and affiliates) and will promote a stable, motivated workforce that will benefit all shareholders.

Information Regarding Other Equity Compensation Plans

Information as of December 31, 2011.    The following table sets forth information, as of December 31, 2011, about common shares that may be issued under our existing equity compensation plans.

Name of Plan	Approved by Security Holders(1)	Active/ Inactive Plan(2)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options)(4)
2011 Global Equity Incentive Plan	✓	Active	—	N/A	27,622,632
2000 Share Option Plan	✓	Inactive	3,969,448	11.50	—
Subtotal — Approved Plans			3,969,448		27,622,632
2010 Global Equity Incentive Plan (ST)		Active	—	N/A	1,429,038
No. 3 Executive Share Option Scheme		Inactive	533,491	17.43	—
Subtotal — Unapproved Plans			533,491		1,429,038
Total			4,502,939		29,051,670

(1)	Prior to December 4, 2007, the company was listed on the London Stock Exchange. With respect to the No. 3 Executive Share Option Scheme, shareholder approval of the plan at the time of adoption was not required under the rules of the London Stock Exchange or otherwise. With respect to the 2010 Global Equity Incentive Plan (ST), shares are issued only as employment inducement awards in connection with a strategic transaction and, as a result, do not require shareholder approval under the rules of the New York Stock Exchange or otherwise.

(2)	No further grants will be made under inactive plans.

(3)	Share options were granted in Pounds Sterling (£) and in this table have been converted to U.S. dollars using the exchange rate of $1.55/£1 as of December 31, 2011. With respect to the 2000 Share Option Plan, outstanding stock options have a weighted average remaining contractual life of 2.90 years. With respect to the No. 3 Executive Share Option Scheme, outstanding stock options have a weighted average remaining contractual life of 0.6 years.

(4)	Excludes unvested restricted stock awards, unvested deferred shares awards and unvested restricted stock units.

Description of the ESPP

The following summary describes the most significant features of the ESPP. This summary is not intended to be complete and is qualified in its entirety by reference to the ESPP, a copy of which is attached as Appendix A to this Proxy Statement and which is incorporated herein by reference thereto.

Administration.    The ESPP will be administered by a committee that will be the Compensation Committee of the company’s Board of Directors or a subcommittee of the Board that is appointed by the Board to be the committee for the ESPP. The committee is authorized to determine the subsidiaries and affiliates of the company that will participate in the ESPP, the eligibility of employees to participate in the ESPP, the number of shares that participants may purchase under the ESPP and the terms and conditions under which such shares may be purchased. In addition, the committee is authorized to take all other actions that are necessary or appropriate to administer the ESPP. To the extent permitted by applicable law, the committee may delegate its administrative authority to any person or group of persons that it selects, and that person or group will be deemed to be the committee to the extent of its authority.

Eligibility and Participation.    All individuals who are employees of the company (or any subsidiary or affiliate of the company that participates in the ESPP) on the last day of the period designated by the committee for enrollment in the ESPP and who meet the other eligibility criteria established by the committee will be eligible to participate in the ESPP. Approximately 5,100 employees are currently estimated to be eligible to participate in the ESPP.

Offerings.    The ESPP will be implemented through annual offerings to purchase shares. Each offering will begin and end on dates that are specified by the committee before the commencement of the offering period. It is anticipated that each offering will generally last for twelve months and that an offering will be made each year until the ESPP terminates, although the committee may decline to make a future offering at any time.

Each participant will make an election before the offering commencement date to have the participant’s employer deduct a specified amount from the participant’s base salary or regular earnings on an after-tax basis during each payroll period during the offering, and these deductions will be credited to an account established for each participant. If payroll deductions are prohibited under applicable local law, the committee may authorize participants to make regular contributions in a specified amount to their accounts. The maximum amount that may be credited to a participant’s account during any single offering period may not exceed US $6,000 (or an equivalent amount in the local currency in which the participant is normally paid) or a lesser amount established by the committee. A participant’s election generally cannot be changed during an offering unless the participant withdraws completely from the ESPP, as explained below.

On each offering commencement date, the company will grant to each participant an option to purchase the number of shares that can be purchased with the amounts credited to the participant’s account on the offering termination date at the applicable purchase price. The applicable purchase price per share will be 85% of the fair market value of a common share of the company on the offering termination date. Under no circumstances, however, may a participant purchase more than 1,000 shares during any one offering.

On the offering termination date, the option held by a participant will be exercised automatically to purchase the number of full shares that can be purchased at the applicable purchase price on that date. After the satisfaction of tax withholding requirements, the shares acquired upon the exercise of an option will be delivered as soon as practicable. Any amounts remaining in the participant’s account after exercise will be returned to the participant.

Voluntary Withdrawal.    A participant may withdraw from the ESPP by giving a notice of withdrawal. Upon receipt of a notice of withdrawal, the participant’s option will be canceled immediately, and all amounts credited to the participant’s account will be returned to the participant. A participant who withdraws from the ESPP during an offering will be prohibited from participating again in that offering and from making any further contributions to the participant’s account during the offering. The participant may participate in future offerings by complying with the procedures otherwise applicable to eligible employees who wish to participate in the ESPP for the first time.

Termination of Employment and Leaves of Absence.    If a participant terminates employment with the company and all subsidiaries and affiliates due to death, disability or a reduction in force or after attaining age 55 and performing 10 years of service, the participant (or the participant’s beneficiary, if applicable) may choose either to (i) withdraw from the ESPP, as described above or (ii) permit the exercise of the participant’s option on the offering termination date. If a participant terminates employment for any other reason, the participant’s option will be canceled, and the amounts in the participant’s account will be returned to the participant.

If a participant takes an approved leave of absence, the participant may choose to (i) withdraw voluntarily from the ESPP, as described above, (ii) continue payroll deductions (or contributions, if applicable) with respect to the offering and exercise the participant’s option on the offering termination date or (iii) discontinue payroll deductions (or contributions) but exercise the participant’s option on the offering termination date with the amounts then credited to the participant’s account.

Change in Control.    If the company experiences a change in control or one of its subsidiaries, affiliates or business segments ceases to be a subsidiary, affiliate or business segment, the option of each employee (in the case of a change in control) or each employee who is employed by the subsidiary, affiliate or business segment that ceases to be a subsidiary, affiliate or business segment (in all other instances), will be exercised immediately unless the committee determines that the exercise would result in unfavorable tax treatment.

Amendment and Termination.    The company’s Board of Directors or the committee may amend, terminate or cancel the ESPP or any option at any time, provided, however, that any amendment implementing a change for which shareholder approval is required will not be effective unless shareholder approval is obtained. Upon the termination or cancellation of the ESPP or any option, the Board of Directors or the committee will have the discretion to determine whether to return amounts held in participants’ accounts or to accelerate the offering termination date and permit the exercise of the outstanding options to the extent that the acceleration would not result in unfavorable tax treatment.

International Offerings.    It is expected that the committee will permit employees who are located outside of the U.S. to participate in the ESPP. The terms and conditions applicable to non-U.S. participants may differ from those described above, as determined by the committee.

Term of the ESPP.    If approved by shareholders, the ESPP will become effective as of the date that the shareholders give their approval, and no options will be granted under the ESPP after the ten-year anniversary of that date.

U.S. Federal Income Tax Consequences

The following discussion is intended only as a general summary of the material U.S. federal income tax consequences of options issued under the ESPP for the purposes of shareholders considering how to vote on this proposal. It is not intended as tax guidance to participants in the ESPP. This summary does not take into account certain circumstances that may change the income tax treatment of options for individual participants, and it does not describe the state income tax consequences of any option or the taxation of options in jurisdictions outside of the U.S.

Income to Participants.    The grant of an option under the ESPP generally has no tax consequences for a participant or the company. Upon the exercise of an option, a participant will generally recognize ordinary income equal to the fair market value of the shares acquired on the date of exercise, less the amount paid for the shares. The ESPP is not intended to be an employee stock purchase plan within the meaning of section 423 of the U.S. Internal Revenue Code (“Code”), and it is not intended to provide participants with favorable tax treatment under the tax laws of any other country.

Deductions by the Company.    The company will generally be entitled to a deduction equal to the amount included in the ordinary income of participants. Section 162(m) of the Code, however, limits the company’s deduction for compensation paid to a covered employee to $1 million per year. Therefore, to the extent that the compensation of a covered employee exceeds $1 million, the company may not be able to deduct the amount includible in the covered employee’s income due to the exercise of an option under the ESPP.

Anticipated Grants

We currently expect that if the ESPP is approved by our shareholders, the first offering will commence, and options will be granted under the ESPP, as soon as administratively practicable after this approval. Because the number of shares that participants in the ESPP will be permitted to purchase pursuant to options granted during this offering will depend on the amounts that the participants elect to contribute under the ESPP (not to exceed US $6,000 per participant) and the fair market value of our shares on the last day of the offering, we cannot now anticipate the aggregate number of shares that may be purchased during this offering, nor can we anticipate the number of shares, if any, that our named executive officers or other senior officers may purchase during this offering. Similarly, the number of shares that would have been issued under the ESPP with respect to our last completed fiscal year, assuming that the ESPP had been in effect during such time, is not determinable. The closing price of our shares on the New York Stock Exchange on March 19 was $26.30 per share.

Required Vote

This proposal must receive an affirmative majority of the votes cast at this meeting to approve the 2012 Employee Stock Purchase Plan. The voting requirements for this proposal also are described in the “Questions and Answers About Voting Your Common Shares” section of this Proxy Statement.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 3, APPROVING THE 2012 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 4

APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL

The Audit Committee of the Board has proposed the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the company’s consolidated financial statements for the fiscal year ending December 31, 2012 and to audit the company’s internal control over financial reporting as of December 31, 2012. During and for the fiscal year ended December 31, 2011, Ernst & Young LLP audited and rendered opinions on the financial statements of the company and certain of its subsidiaries. Ernst & Young LLP also rendered an opinion on the company’s internal control over financial reporting as of December 31, 2011. In addition, Ernst & Young LLP provides the company with tax consulting and compliance services, accounting and financial reporting advice on transactions and regulatory filings and certain other services not prohibited by applicable auditor independence requirements. See “Fees Paid to Independent Registered Public Accounting Firm” above. Representatives of Ernst & Young LLP are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012. The voting requirements for this proposal are described in the “Questions and Answers About Voting Your Common Shares” section of this Proxy Statement. If the appointment is not approved, the Audit Committee will reconsider the selection of Ernst & Young LLP as the company’s independent registered public accounting firm.

ADDITIONAL INFORMATION

Costs of Solicitation

The cost of solicitation of proxies will be paid by Invesco. We have retained MacKenzie Partners, Inc. to solicit proxies for a fee of approximately $20,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Invesco personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and our Annual Report on Form 10-K will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Presentation of Financial Statements

In accordance with Section 84 of the Companies Act 1981 of Bermuda, Invesco’s audited consolidated financial statements for the fiscal year ended December 31, 2011 will be presented at the Annual General Meeting. These statements have been approved by the Board. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

Registered and Principal Executive Offices

The registered office of Invesco is located at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda. The principal executive offices of Invesco are located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309, and the telephone number there is +1-404-892-0896.

Shareholder Proposals for the 2013 Annual General Meeting

In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the proxy statement for next year’s annual general meeting of shareholders must be received by Invesco no later than 120 days before the anniversary of the date of this proxy statement (e.g., not later than November 30, 2012). Such proposals should be sent to our Secretary in writing to Invesco Ltd., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Bye-Laws, and must be a proper subject for shareholder action under Bermuda law.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with SEC proxy rules, Bermuda law, our Bye-Laws and other legal requirements, without seeking to have the proposal included in Invesco’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Under our Bye-Laws, notice of such a proposal must generally be provided to our Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting. The period under our Bye-Laws for receipt of such proposals for next year’s meeting is thus from January 17, 2013 to February 16, 2013. (However, if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by a shareholder of business or the nomination of directors for election or reelection to be brought before the annual general meeting to be timely must be so delivered (i) not earlier than the close of business on the 120th day prior to such annual general meeting and (ii) not later than the close of business on the later of (A) the 90th day prior to such annual general meeting and (B) the 10th day following the day on which public announcement of the date of such meeting is first made. )

In addition, §§79-80 of the Bermuda Companies Act allows shareholders holding at least 5% of the total voting rights or totaling 100 record holders (provided that they advance to the Company all expenses involved and comply with certain deadlines) to require Invesco (i) to give notice of any resolution that such shareholders can properly propose at the next annual general meeting and/or (ii) to circulate a statement regarding any proposed resolution or business to be conducted at a general meeting.

Under Rule 14a-4 under the Exchange Act, proxies may be voted on matters properly brought before a meeting under these procedures in the discretion of the proxy holders, without additional proxy statement disclosure about the matter, unless Invesco is notified about the matter not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting and the proponents otherwise satisfy the requirements of Rule 14a-4. The period under our Bye-Laws for receipt of such proposals for next year’s meeting is from January 17, 2013 to February 16, 2013.

United States Securities and Exchange Commission Reports

A copy of the company’s Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2011 (the “Annual Report”), is being furnished concurrently herewith to all shareholders holding common shares as of the Record Date. Please read it carefully.

Shareholders may obtain a copy of the Annual Report, without charge, by visiting the company’s Web site at www.invesco.com or by submitting a request to our Secretary at: company.secretary@invesco.com or by writing Invesco Ltd., Attn: Office of the Secretary, Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. Upon request to our Secretary, the exhibits set forth on the exhibit index of the Annual Report may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

Communications with the Chairman and Non-Management Directors

Any interested party may communicate with the Chairman of our Board or to our non-executive directors as a group at the following addresses:

E-mail: company.secretary@invesco.com

Mail: Invesco Ltd.

Two Peachtree Pointe

1555 Peachtree Street

Atlanta, Georgia 30309

Attn: Office of the Secretary

Communications will be distributed to the Board, or to any of the Board’s committees or individual directors as appropriate, depending on the facts and circumstances of the communication. In that regard, the Invesco Board does not receive certain items which are unrelated to the duties and responsibilities of the Board.

In addition, the company maintains the Invesco Compliance Reporting Line for its employees or individuals outside the company to report complaints or concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the company’s Code of Conduct or law. Further information about the Invesco Compliance Reporting Line is available on the company’s Web site.

Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the Audit Committee of the Board of Directors by sending a written communication appropriately addressed to:

Audit Committee

Invesco Ltd.

Two Peachtree Pointe

1555 Peachtree Street N.E.

Atlanta, Georgia 30309

Attn: Office of the General Counsel

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the company’s common shares will be householding the company’s proxy materials or the Notice. Accordingly, a single copy of the proxy materials or Notice will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials or copies of the Notice, please notify your bank or broker, or contact our Secretary at: company.secretary@invesco.com, or by mail to Invesco Ltd., Attn: Office of the Secretary, Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309, or by telephone to 404-892-0896. The company undertakes, upon oral or written request to the address or telephone number above, to deliver promptly a separate copy of the company’s proxy materials or the Notice to a shareholder at a shared address to which a single copy of the applicable document was delivered. Shareholders who currently receive multiple copies of the proxy materials or the Notice at their address and would like to request householding of their communications should contact their bank or broker or the company’s Investor Relations Department at the contact address and telephone number provided above.

Invesco Ltd.

TWO PEACHTREE POINTE, 1555 PEACHTREE STREET N.E., ATLANTA, GEORGIA 30309

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on

Thursday, May 17, 2012

To view the Proxy Statement and Annual Report on Form 10-K on the Internet, have your 11-digit Control #(s) and visit: http://bnymellon.mobular.net/bnymellon/ivz

Dear Invesco Shareholder:

The 2012 Annual General Meeting of Shareholders of Invesco Ltd. (the “Company”) will be held in the Appalachians Room, 18th Floor, at Invesco’s Global Headquarters, located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309, on Thursday, May 17, 2012, at 1:00 p.m. (local time). The following proposals will be voted upon at the Annual General Meeting:

(1)	to elect four (4) directors to serve until the 2015 Annual General Meeting;

(2)	to hold an advisory vote on executive compensation;

(3)	to approve the Invesco Ltd. 2012 Employee Stock Purchase Plan;

(4)	to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm; and

(5)	to consider and act upon such other business that may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors recommends a vote “FOR” Items 1, 2, 3 and 4.

The record date for the Annual General Meeting is March 19, 2012. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Shareholders of record are cordially invited to attend the Annual General Meeting. Directions on how to attend the Annual General Meeting and vote in person can be found on our company Web site at: www.invesco.com/invest.

You may vote your proxy when you view the materials on the Internet. You will be asked to enter your 11 digit control number.

ACCESSING YOUR PROXY MATERIALS ONLINE

The Proxy Materials for Invesco Ltd. are available to review at:

http://bnymellon.mobular.net/bnymellon/ivz

The following Proxy Materials are available for you to review online:

•	the Company’s 2012 Proxy Statement;

•	the Proxy Card;

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (which is not deemed to be part of the official proxy soliciting materials); and

•	any amendments to the foregoing materials that are required to be furnished to shareholders.

Have this Notice available WHEN YOU WANT TO VIEW your Proxy Materials online or WHEN YOU WANT TO VOTE YOUR SHARES ELECTRONICALLY

or WHEN YOU WANT TO REQUEST A PAPER COPY of the Proxy Materials.

APPENDIX A

INVESCO LTD.

2012 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose

The purpose of the Plan is to provide Eligible Employees with (i) a convenient means to acquire common shares of the Company at a discount to market value, (ii) an incentive for continued employment and (iii) an incentive to increase Shareholder value. The Plan is intended to provide Options that either comply with or are exempt from the requirements of section 409A of the U.S. Code, and the terms of the Plan and the Options granted thereunder will be interpreted and administered in a manner that is consistent with that intention. The Plan is not intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the U.S. Code, and the Options granted under the Plan are not intended to qualify for favorable tax treatment under the laws of any country. Notwithstanding the foregoing, the Company may establish one or more sub-plans of the Plan for Employees of designated Employers located in countries outside of the United States in order to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the Plan with the laws and requirements of such countries in order to allow such Employers to purchase Shares in a manner similar to the Plan.

2.	Effective Date and Term of Plan

The Plan was adopted by the Board on February 16, 2012 and is effective as of [May 17, 2012], which is the date on which it was approved by the Shareholders of the Company (the “Effective Date”). No Options will be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

3.	Definitions

Each capitalized word, term or phrase used in the Plan shall have the meaning set forth in this Section 3 or, if not defined in this Section, the first place that it appears in the Plan.

“Account” means the account established for each Participant under the Plan, which will be maintained in the currency used by the Employer to pay the Participant’s base salary or regular earnings and will be converted to U.S. Dollars as provided in Section 6(a), if applicable. Amounts credited to a Participant’s Account may be held by an Employer in its general corporate accounts or in one or more trusts, as determined by the Committee in its discretion in accordance with applicable law, and will not be credited with interest or earnings of any kind, unless required by applicable law.

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may be the principal market for the Shares at the applicable time.

“Beneficiary” means the person(s) or trust(s) designated by a Participant in the Participant’s most recent written (including electronic) beneficiary designation filed with the Committee or its agent to receive any amounts or Shares payable or deliverable to, or exercise any applicable rights of, the Participant under the Plan after the Participant’s death (or such other person as determined under applicable law who is entitled to receive any benefits under the Plan in the event of the Participant’s death). If there is no surviving designated beneficiary at the time of the Participant’s death, the Beneficiary shall be the person(s) or trust(s) entitled by will or the laws of decent and distribution to receive such amounts or exercise such rights, as determined by the Committee.

“Board” means the Board of Directors of the Company.

“Change in Control” means any of the following events:

(A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (C) below; or

(B) individuals who, as of January 1, 2012, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 2012 whose election, or nomination for election by the Company’s Shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(C) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (3) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(D) approval by the Shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, an event described above will be a Change in Control with respect to an Option that is subject to taxation as a “nonqualified deferred compensation plan” under section 409A of the U.S. Code only if such event is also a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of section 409A of the U.S. Code.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be appointed by the Board to act as the Committee under the Plan. If at any time there is no such Compensation Committee or other committee or subcommittee appointed by the Board, the Board shall be the Committee.

“Company” means Invesco Ltd., a Bermuda exempted company.

“Disability” means, with respect to a Participant, (i) a “disability” (or words of similar meaning) as defined in any written employment, consulting or similar agreement between the Participant and the Employer, or (ii) if there is no such agreement or it does not define “disability” (or words of similar meaning), (A) a permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant or (B) if there is no such plan applicable to the Participant, “Disability” as determined by the Committee in its sole discretion. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. For purposes of Participants employed by an Employer outside of the United States, “Disability” shall be determined in accordance with the foregoing provisions except as may be otherwise required under applicable local law.

“Disaffiliation” means a Subsidiary’s, Affiliate’s or business segment’s ceasing to be a Subsidiary, Affiliate or business segment for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate or a sale of a business segment by the Company or its Subsidiaries or Affiliates); provided, however, that an event described above will be a Disaffiliation for purposes of Section 8(e) of the Plan with respect to an Option that is subject to taxation as a “nonqualified deferred compensation plan” under section 409A of the U.S. Code only if such event is also a change in the ownership or effective control of a relevant corporation or a change in the ownership of a substantial portion of the assets of a relevant corporation within the meaning of section 409A of the U.S. Code.

“Effective Date” has the meaning set forth in Section 2.

“Eligible Employee” means an Employee who (i) is an Employee on the last date designated by the Committee for enrollment in an Offering and (ii) meets such other eligibility criteria as may be determined by the Committee.

“Employee” means any individual who is classified as an employee by an Employer on such Employer’s payroll records. An individual who is classified by an Employer as an independent contractor, leased employee, consultant, advisor or member of the Board is not an Employee for purposes of the Plan, even if such individual is determined to be a common law employee of an Employer. For purposes of individuals performing services for an Employer outside of the United States, “Employee” shall be determined in accordance with the foregoing provisions except as may be otherwise required under applicable local law.

“Employer” means the Company and any Subsidiary or Affiliate that has been designated for participation in the Plan by the Committee.

“Offering” has the meaning set forth in Section 5(a).

“Offering Commencement Date” has the meaning set forth in Section 5(a).

“Offering Termination Date” has the meaning set forth in Section 5(a).

“Option” has the meaning set forth in Section 5(c).

“Participant” means an Eligible Employee who has commenced participation in the Plan pursuant to Section 4(a) and who has not ceased participation in the Plan pursuant to Section 4(b).

“Plan” means this Invesco Ltd. 2012 Employee Stock Purchase Plan, as set forth herein and as hereafter amended from time to time, and shall include any Appendices and sub-plans established hereunder to comply with the laws of jurisdictions outside of the United States of America.

“Purchase Price” means the price per Share at which Shares may be acquired under an Option, which shall be eighty-five percent (85%) of the fair market value of a Share on the Offering Termination Date. Unless otherwise determined by the Committee, the fair market value of a Share as of any date shall be the closing price of a Share on the Applicable Exchange on such date or, if Shares are not readily tradable on the Applicable Exchange on such date, then on the next preceding date on which Shares are readily tradable, all as reported by such source as the Committee may select. If the Shares are not listed on a national securities exchange, fair market value for purposes of determining the Purchase Price shall be determined by the Committee in its good faith discretion.

“Share” or “Shares” mean common shares, par value $0.20 each, of the Company.

“Shareholder” has the same meaning as the term “Member” in the Companies Act 1981 of Bermuda.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least fifty percent (50%) of the voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“U.S. Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and any relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the U.S. Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

“U.S. Dollar” and “US $” mean and refer to the lawful currency of the United States of America.

4.	Eligibility and Participation

(a) Commencement of Participation.    An Eligible Employee shall become a Participant in the Plan and shall participate in an Offering by enrolling in the Plan before the applicable Offering Commencement Date and making an election authorizing the payroll deductions or contributions set forth in Section 5(b) in accordance with the procedures established by the Committee. An Eligible Employee who becomes a Participant pursuant to this Section shall remain a Participant and shall participate in all future Offerings until the individual ceases to be a Participant pursuant to Section 4(b).

(b) Termination of Participation.    An individual shall cease to be a Participant in the Plan upon the first occurrence of any of the following events:

(i) the Participant ceases to be an Eligible Employee, except as provided in Section 5(f);

(ii) the Participant withdraws from the Plan pursuant to Sections 5(e), 5(f) or 5(g); or

(iii) the Plan is terminated.

5.	Offerings

(a) General.    The Plan will be implemented through annual offerings to purchase Shares (each an “Offering”) as set forth in this Section 5. Each Offering will begin on a date specified by the Committee (the “Offering Commencement Date”) and will terminate on a subsequent date specified by the Committee, or if the Applicable Exchange is not open on such date, the next following date on which the Applicable Exchange is open (the “Offering Termination Date”). Unless otherwise determined by the Committee, (i) each Offering will last for a period of twelve consecutive months, and (ii) an Offering will be made each year until the Plan terminates.

(b) Contributions to Accounts.    Unless payroll deductions are prohibited by applicable law, each Participant shall make an election before the Offering Commencement Date of an Offering to have the Employer deduct a specified amount on an after-tax basis from the base salary or regular earnings payable to the Participant each payroll period during the Offering (after all other required withholdings), and such amounts shall be credited to the Participant’s Account. Unless otherwise determined by the Committee, the maximum amount that may be credited to a Participant’s Account during any Offering shall not exceed US $6,000, or an equivalent amount in the currency in which the Participant’s base salary or regular earnings are paid, as determined by the Committee. A Participant’s election shall remain in effect for all Offerings commencing after the Participant makes such election, unless the Participant changes the election pursuant to Section 5(d), withdraws from the Plan pursuant to Sections 5(e), 5(f) or 5(g) or ceases to be an Eligible Employee. If applicable law prohibits payroll deductions, the Committee, in its discretion, may permit a Participant to make contributions to the Participant’s Account in a form acceptable to the Committee. Notwithstanding the foregoing, the Committee may, in its discretion, suspend or reduce a Participant’s payroll deductions or contributions under the Plan as it deems advisable. Except where otherwise required under applicable local law, all Participant contributions may be held in a general account established in the name of the Company or the Employer that employs the applicable Participant.

(c) Grant of Option.    On the Offering Commencement Date, the Company shall grant to each Participant an option (“Option”) to purchase on the Offering Termination Date the number of Shares that may be purchased at the Purchase Price with the amounts credited to the Participant’s Account on such date, up to a maximum of 1,000 Shares or such other number of Shares as the Committee shall determine in its discretion before the Offering Commencement Date.

(d) Changes to Contributions.    Before the Offering Commencement Date of an Offering, a Participant may elect to change the amount that will be deducted from the Participant’s base salary or regular earnings each payroll period during such Offering, subject to the limits set forth in Section 5(b). A Participant will be permitted to withdraw from the Plan during an Offering as provided in Section 5(e), but a Participant will not otherwise be permitted to increase or decrease such payroll deductions during an Offering, except as provided by the Committee in its discretion.

(e) Withdrawal.    A Participant may withdraw from the Plan before an Offering Termination Date by giving notice of withdrawal in such form and at such time as the Committee shall determine. Upon receipt of a notice of withdrawal, the Participant’s Option shall be cancelled immediately, and all amounts credited to a Participant’s Account shall be returned to the Participant as soon as administratively practicable without interest, unless the payment of interest is required by applicable law. A Participant who withdraws from the Plan pursuant to this Section shall be prohibited from (i) participating again in the Offering during which the withdrawal occurred and (ii) making any further contributions to the Participant’s Account during such Offering. The Committee may, in its discretion, treat any attempt by the Participant to transfer, pledge or otherwise encumber the Participant’s Account or Option as a notice of withdrawal. After withdrawing from the Plan pursuant to this Section, an Eligible Employee may become a Participant in the Plan with respect to a future Offering pursuant to the procedures in Section 4(a).

(f) Termination of Employment Due to Death, Disability, Reduction in Force or Retirement.    Upon the termination of a Participant’s employment due to death, Disability, reduction in force or attainment of age 55 and 10 years of service with an Employer, the Participant (or the Participant’s Beneficiary, in the event of death) may elect, by written notice given to the Committee before the earlier of the Offering Termination Date or the expiration of the 60-day period commencing on the date of the Participant’s termination of employment to (i) withdraw from the Plan in accordance with Section 5(e) or (ii) permit the exercise of the Participant’s Option pursuant to Section 6(a). In the event that no such written election is timely received by the Committee, the Participant shall be deemed to have elected to withdraw from the Plan in accordance with Section 5(e), and all amounts credited to the Participant’s Account will be returned to the Participant as soon as administratively practicable without interest, unless the payment of interest is required by applicable law.

(g) Termination of Employment.    Upon termination of the Participant’s employment for any reason other than a reason set forth in Section 5(f), the Participant’s Option will be cancelled immediately, and all amounts credited to the Participant’s Account will be returned to the Participant as soon as administratively practicable without interest, unless the payment of interest is required by applicable law.

(h) Leave of Absence.    If a Participant is on an approved leave of absence, such Participant may elect, by written notice received by the Committee before the earlier of the Offering Termination Date or the expiration of the 60-day period commencing on the date of the Participant’s leave of absence, to (i) withdraw from the Plan pursuant to Section 5(e), (ii) discontinue payroll deductions and other contributions to the Plan, as applicable, but permit the exercise of the Participant’s Option on the Offering Termination Date pursuant to Section 6(a), or (iii) continue payroll deductions or contributions to the Plan during the leave of absence pursuant to such procedures as may be established by the Committee and permit the exercise of the Participant’s Option on the Offering Termination Date pursuant to Section 6(a). A Participant on a leave of absence who terminates employment shall be subject to the provisions of Sections 5(f) or 5(g), as applicable. In the event that no such written election is timely received by the Committee, the Participant shall be deemed to have elected to continue payroll deductions or contributions during any period that the Participant remains on the payroll of the Employer and shall be deemed to have elected to withdraw from the Plan in accordance with Section 5(e) when the Participant ceases to be on the payroll of the Employer, at which time all amounts credited to the Participant’s Account will be returned to the Participant as soon as administratively practicable without interest, unless required by applicable law. For purposes of Participants employed by an Employer outside of the United States, whether a Participant is on an approved leave of absence shall be determined in accordance with applicable local law.

(i) Transferability.    Neither any Options granted under the Plan nor any amounts credited to a Participant’s Account may be assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition of an Option or amounts credited to a Participant’s Account shall be without effect, except that the Committee may treat such act as an election to withdraw from the Plan in accordance with Section 5(e).

(j) Participants’ Interests.    Participants will have no interest in, or any rights as a Shareholder with respect to, Shares subject to an Option until the Participant’s Option is exercised pursuant to Section 6(a).

6.	Option Exercise

(a) Automatic Exercise.    On each Offering Termination Date, the Account balance of each Participant that is denominated in a currency other than U.S. Dollars shall be converted to U.S. Dollars at a rate of exchange determined by the Committee in its sole discretion. Unless previously canceled, each Option then held by a Participant shall be exercised automatically to purchase the number of full Shares that can be purchased at the Purchase Price with the amounts then credited to the Participant’s Account to the extent that such amounts do not exceed US $6,000, or such lesser amount as determined by the Committee. Fractional Shares cannot be purchased under any Option. Notwithstanding the foregoing, if the number of Shares that could be purchased under all Options outstanding on any Offering Termination Date exceeds the maximum number of Shares then available for issuance under the Plan, the outstanding Options shall be exercised pro rata in as nearly a uniform manner as practicable to purchase the number of Shares then available under the Plan, unless the Committee determines otherwise. Any amounts remaining in a Participant’s Account after the exercise of an Option will be returned to the Participant without interest, unless the payment of interest is required under applicable law.

(b) Required Taxes.    No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Option, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of an Employer under the Plan shall be conditional on such payment or arrangements, and an Employer shall, to the extent permitted by law, have the right to deduct any such taxes from any payments otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations.

(c) Delivery of Stock.    As promptly as practicable after each Offering Termination Date, the Shares acquired upon the exercise of a Participant’s Option shall be delivered to the Participant or to a custodial or trust account maintained for the benefit of the Participant, as determined by the Committee.

(d) Conditions for Issuance.    Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver Shares under the Plan unless such issuance or delivery complies with all applicable laws, rules and regulations, including the requirements of any Applicable Exchange or similar entity, and the Company has obtained any consent, approval or permit from any federal, state or foreign governmental authority that the Committee determines to be necessary or advisable.

7.	Shares

(a) Maximum Shares.    The maximum number of Shares that can be issued under the Plan, subject to any adjustment upon changes in capitalization as provided in Section 7(b), shall be 3,000,000. Such Shares may be authorized but unissued Shares or Shares held by the Company as treasury shares.

(b) Adjustment Upon Changes in Capitalization.    In the event of a merger, consolidation, stock rights offering, liquidation, spinoff, separation, Disaffiliation, reorganization or similar event affecting the Company or any of its Subsidiaries or Affiliates, or a stock dividend, stock split, reverse stock split, extraordinary dividend of cash or other property, share combination or recapitalization or similar event affecting the capital structure of the Company, the Committee or the Board shall make such equitable and appropriate substitutions or adjustments to (i) the aggregate number and kind of Shares reserved for issuance and delivery under the Plan, (ii) the number and kind of Shares subject to Options under the Plan and (iii) the Purchase Price with respect to Options under the Plan.

8.	Administration

(a) Authority of Committee.    The Plan will be administered by the Committee. The Committee shall have the authority to take the following actions, among others, subject to the terms and conditions of the Plan:

(i) to determine the Subsidiaries and Affiliates that participate in the Plan;

(ii) to determine the eligibility of any individual to participate in the Plan;

(iii) to determine whether and when an Offering will be made;

(iv) to determine the number of Shares subject to an Offering and the number of Shares subject to an Option to be granted to any Participant;

(v) to establish procedures for making payroll deductions or contributions under the Plan;

(vi) to determine the maximum amount permitted to be credited to a Participant’s Account and to suspend or reduce a Participant’s payroll deductions or contributions for any reason that the Committee deems advisable;

(vii) to determine the terms and conditions of each Offering made hereunder, based on such factors as the Committee shall determine;

(viii) to adopt sub-plans and special provisions applicable to Offerings regulated by the laws of jurisdictions outside of the United States, which sub-plans and special provisions may take precedence over other provisions of the Plan;

(ix) to modify, amend, adjust or cancel any Offering or Option or the terms and conditions of any Offering or Option;

(x) to treat any Participant’s attempt to transfer, pledge or otherwise encumber the Participant’s Account or Option as a notice of withdrawal under the Plan;

(xi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable from time to time;

(xii) to interpret the terms and provisions of the Plan;

(xiii) to decide all other matters to be determined in connection with an Offering; and

(xiv) to otherwise administer the Plan.

Notwithstanding the foregoing, any action taken by the Committee or its delegates that requires Shareholder approval under applicable law or Applicable Exchange rule shall be valid and effective only if the Shareholder approval is obtained as required.

(b) Delegation of Authority.    To the extent permitted by applicable law, the Committee may delegate any of its authority to administer the Plan to any person or persons selected by the Committee, including one or more members of the Committee, and such person or persons shall be deemed to be the Committee with respect to, and to the extent of, its or their authority. Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Procedures.    The Committee may act by a majority of its members then in office and, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, through any person or persons to whom it has delegated its authority pursuant to Section 8(b).

(d) Discretion of Committee and Binding Effect.    Any determination made by the Committee or an appropriately delegated person or persons with respect to the Plan shall be made in the sole discretion of the Committee or such delegate, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All decisions made by the Committee or any appropriately delegated person or persons shall be final and binding on all persons, including the Employers, Employees, Eligible Employees, Participants and Beneficiaries.

(e) Change in Control and Disaffiliation.    In the event of a Change in Control or a Disaffiliation, the Option of each Participant (in the case of a Change in Control) or the Option of each Participant employed by the Subsidiary, Affiliate or business segment that ceases to be a Subsidiary, Affiliate or business segment pursuant to the Disaffiliation, as determined by the Committee in its discretion (in the case of a Disaffiliation), will be exercised immediately upon such Change in Control or Disaffiliation with respect to the Offering then in effect, unless the Committee determines that such exercise would result in the imposition of any tax or interest or the inclusion of any amounts in income pursuant to section 409A of the U.S. Code or unfavorable tax or accounting treatment under any other applicable law, rule or regulation.

9.	Amendment and Termination

The Board or the Committee, in its sole discretion, may amend, alter, cancel or terminate the Plan or any Option granted thereunder at any time, except that no amendment or alteration may increase the number of Shares that can be issued under the Plan, other than an adjustment under Section 7(b), or make other changes for which Shareholder approval is required under applicable law or Applicable Exchange rule unless such Shareholder approval is obtained as required. Upon a cancellation or termination of the Plan or any Option, the Board or the Committee will in its sole discretion (i) return to affected Participants all amounts credited to their Accounts without interest, unless the payment of interest is required under applicable law, or (ii) set an earlier Offering Termination Date to the extent permitted by section 409A of the U.S. Code.

10.	Miscellaneous

(a) Limitation of Liability.    No liability whatever shall attach to or be incurred by any past, present or future Shareholders, officers or directors of any Employer or any members of the Committee or their delegates under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against, any Employer or any Shareholder, officer, director or Committee member whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to the Plan, are hereby expressly waived and released by every Participant as a part of the consideration for the benefits provided under the Plan.

(b) International Offerings.    Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, establish sub-plans of the Plan for purposes of effectuating the participation of Employees employed by an Employer located in countries outside of the United States. For purposes of the foregoing, the Committee may establish one or more sub-plans to: (i) amend or vary the terms of the Plan in order to conform such terms with the laws, rules and regulations of each country outside of the United States where an Employer is located; (ii) amend or vary the terms of the Plan in each country where an Employer is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants or the Employer; or (iii) amend or vary the terms of the Plan in each country outside of the United States where an Employer is located as it considers necessary or desirable to meet the goals and objectives of the Plan. Each sub-plan established pursuant to this Section 10(b) shall be reflected in a written appendix to the Plan for each Employer in such country, and shall be treated as being separate and independent from the Plan; provided, the total number of Shares authorized to be issued under the Plan shall include any Shares issued under any sub-plan of the Plan. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 10(b) to an appropriate sub-committee consisting of one or more officers of the Company.

(c) No Employment Rights.    Neither the Plan nor any Option granted hereunder shall, directly or indirectly, create any right with respect to continuation of employment by any Employer and shall not be deemed to interfere in any way with the right of any Employer to terminate or otherwise modify a Participant’s employment at any time.

(d) Notices and Actions.    If any notice or action is required to be given, received or taken on or before a date or event specified in the Plan, the Committee may establish an earlier or later time by which such notice or action must be given, received or taken as it deems advisable for the efficient administration of the Plan.

(e) U.S. Code Section 409A.    The Options granted under the Plan are intended either to comply with the requirements of section 409A of the U.S. Code to avoid the imposition of any tax or interest thereunder or to be exempt from the requirements of section 409A of the U.S. Code, and the Plan will be interpreted, administered and deemed amended, as necessary, in a manner consistent with this intention. Notwithstanding the foregoing, neither the Employers nor any members of the Committee shall be liable for any taxes, penalties or interest imposed with respect to any Options or amounts credited to any Account, including taxes, penalties or interest imposed under section 409A of the U.S. Code. Notwithstanding any other provision of the Plan to the contrary, if a Participant is entitled to the payment of interest on any amounts credited to the Participant’s Account with respect to an Offering and such interest is subject to federal income taxation under the U.S. Code, any amounts credited to the Participant’s Account that are required to be returned to the Participant under the terms of the Plan shall be returned within 60 days after the Offering Termination Date.

(f) Governing Law.    The laws of the State of Georgia will govern all matters relating to this Plan, except to the extent it is superseded or preempted by the laws of the United States.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone are available for the return of proxies through 11:59 PM Eastern Time on May 16, 2012.

Return of your proxy by internet or telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

OR

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

WO#	Fulfillment#
19469	19485

▼    FOLD AND DETACH HERE    ▼

Please mark your votes as indicated in this example	☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” ITEMS 2, 3 AND 4.

ITEM 1– Election of Directors
Nominees:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1.1 Martin L. Flanagan	☐	☐	☐	ITEM 2 – ADVISORY VOTE TO APPROVE 2011 EXECUTIVE COMPENSATION	☐	☐	☐

1.2 C. Robert Henrikson	☐	☐	☐		FOR	AGAINST	ABSTAIN

1.3 Ben F. Johnson, II	☐	☐	☐	ITEM 3 – APPROVAL OF THE INVESCO LTD. 2012 EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐

1.4 J. Thomas Presby	☐	☐	☐		FOR	AGAINST	ABSTAIN

				ITEM 4– APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

I PLAN TO ATTEND THE MEETING	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Invesco Ltd. account online.
Access your Invesco Ltd. account online via Investor ServiceDirect® (ISD).
The transfer agent for Invesco Ltd., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders. The Proxy Statement and the 2011 Annual Report on Form 10-K are available at: http://www.proxyvoting.com/ivz

FOLD AND DETACH HERE

PROXY

INVESCO LTD.

Annual General Meeting of Shareholders – May 17, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF INVESCO LTD.

The undersigned hereby appoints Rex D. Adams, Martin L. Flanagan, Loren M. Starr, Colin D. Meadows and Kevin M. Carome, and each of them, with power to act without the others and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the common shares of Invesco Ltd. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders, or at any adjournment or postponement thereof, of Invesco Ltd., to be held in the Appalachians Room, 18th Floor, at Invesco’s Global Headquarters located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, GA 30309, with all powers which the undersigned would possess if present at the meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)
	SHAREOWNER SERVICES
	P.O. BOX 3550
	SOUTH HACKENSACK, NJ 07606-9250
		WO#	Fulfillment#
(Continued and to be marked, dated and signed, on the other side)		19469	19485